UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻Preliminary Proxy Statement

◻Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧Definitive Proxy Statement

◻Definitive Additional Materials

◻Soliciting Material under §240.14a-12

Republic Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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◻Fee paid previously with preliminary materials.

◻Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2025 PROXY STATEMENT &
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 24, 2025 10:00 A.M., EDT

Republic Bank Building, Lower Level
9600 Brownsboro Road
Louisville, Kentucky 40241

MESSAGE FROM THE EXECUTIVE CHAIR

March 14, 2025

Dear Fellow Shareholders,

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Republic Bancorp, Inc. (“Republic” or the “Company”) (the “Annual Meeting”). The Annual Meeting will be held at our Springhurst location, 9600 Brownsboro Road, Louisville, Kentucky 40241 on Thursday, April 24, 2025, at 10:00 a.m. Eastern Daylight Time.

The attached Notice of Meeting and Proxy Statement, as well as the Notice of Internet Availability of Proxy Materials we are sending in the mail, describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and Executive Officers will be present at the Annual Meeting to respond to questions that our shareholders may have.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways our shareholders connect with information about Republic and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while simultaneously reducing (i) the environmental impact and (ii) printing and mailing costs of our Annual Meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting, as described in the attached Notice of Meeting and Proxy Statement, as well as in the Notice of Internet Availability of Proxy Materials, are in the best interests of Republic and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote:

●	“FOR” the election of each of the 15 director nominees named in the Proxy Statement;
●	“FOR” the non-binding advisory vote on the compensation of the Company’s named executive officers;
●	“FOR” the approval of the Republic Bancorp, Inc. 2025 Stock Incentive Plan; and
●	“FOR” the ratification of the appointment of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Whether or not you plan to attend the Annual Meeting, please vote and submit your proxy as soon as possible via the Internet, by telephone, or, if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Your vote is important.

On behalf of the Board of Directors and the officers and associates of Republic, I would like to take this opportunity to thank our shareholders for your continued support.

Chairman of the Board of Directors
By Order of the Board of Directors, Steven E. Trager Executive Chair and Chief Executive Officer Republic Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Bancorp, Inc. (the “Company”). The following are details for the meeting:

5	April 20, 2023
	Date Thursday April 24, 2025	Time 10:00 a.m. EDT

9600 Brownsboro Road Louisville, Kentucky 40241
Place Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	Record Date The close of business on February 14, 2025

Agenda Item	Board Recommendation	Read More
Proposal 1 To elect 15 directors to serve until the 2026 annual meeting of shareholders and their successors are elected and qualified or their earlier resignation or removal.	FOR each director nominee	Page 15
Proposal 2 To hold a non-binding advisory vote on the compensation of our Named Executive Officers.	FOR this proposal	Page 37
Proposal 3 To approve the Republic Bancorp, Inc. 2025 Stock Incentive Plan.	FOR this proposal	Page 74
Proposal 4 To ratify the appointment of Forvis Mazars as the independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR this proposal	Page 80
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our common shareholders instead of paper copies of our proxy statement (the “Proxy Statement”) and our annual report to shareholders for the fiscal year ended December 31, 2024 (“Annual Report”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how common shareholders can receive a paper copy of our (i) proxy materials, including the Proxy Statement, (ii) Annual Report, and (iii) proxy card.

Your vote is important. For holders of Class A common stock or Class B common stock, whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. Promptly voting will help ensure that the greatest number of common shareholders are present whether in person or by proxy. You may vote in person at the Annual Meeting, over the Internet, by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions with respect to each of your voting options described in the Proxy Statement and the Notice.

www.investorvote.com/RBCAA	Providence, RI 02040-5067
Internet Go to www.investorvote.com/RBCAA	Mail Proxy Services c/o Computershare Investor Services PO Box 43101 Providence, RI 02040-5067

9600 Brownsboro Road Louisville, Kentucky 40241
In Person Attend the Annual Meeting and cast your vote in person	Phone Call toll free 1-800-652-VOTE (8683)

Chairman of the Board of Directors	The proxy statement and annual report to shareholders are available online at www.investorvote.com/RBCAA.
Very truly yours, Christy A. Ames Secretary, Republic Bancorp, Inc. March 14, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 24, 2025.

Beginning on or about March 14, 2025, the Company mailed the Notice to its shareholders. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.

The Proxy Statement and Annual Report to shareholders are available online at www.investorvote.com/RBCAA.

This proxy statement, notice of annual meeting, and form of proxy are first being mailed or made available to shareholders on or about March 11, 2022. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”). The proxies will be voted at the 2025 Annual Meeting of Shareholders of Republic on April 24, 2025 and at any adjournments or postponements thereof (the “Annual Meeting”).

The close of business on February 14, 2025 is the record date (the “Record Date”) for the determination of common shareholders entitled to notice of, and to vote at, the Annual Meeting. We first mailed the Notice of Internet Availability of Proxy Materials to our common shareholders on or about March 14, 2025. As used in this document, the terms “Republic,” the “Company,” “we,” and “our” refer to Republic Bancorp, Inc., a Kentucky corporation.

PROXY STATEMENT SUMMARY

The following is only a summary of highlights information about Republic Bancorp, Inc. and certain information contained elsewhere in this Proxy Statement, which has been prepared in connection with the Annual Meeting. This summary does not contain all the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

About Republic

Republic is a financial holding company headquartered in Louisville, Kentucky. Republic Bank & Trust Company (“Republic Bank” or the “Bank”) is a Kentucky-based, state-chartered nonmember financial institution that provides both traditional and non-traditional banking products. The Bank is a wholly-owned subsidiary of the Company.

Republic Bank offers its clients deposit products, including savings, checking, and money market accounts; individual retirement accounts (IRAs), and certificates of deposit (CDs). The Bank originates residential mortgage loans, home equity loans and lines, and consumer loans, as well as commercial real estate loans, commercial and industrial (C&I) loans, business loans and lines of credit, equipment leasing through its Republic Bank Finance division, and warehouse lines of credit. The Bank also offers personal and business online banking at www.republicbank.com and mobile banking on its mobile apps for both iOS and Android devices.

Republic Bank Banking Center Locations

As of December 31, 2024, the Bank has 47 banking centers in communities within five metropolitan statistical areas (“MSAs”) across five states: 22 banking centers located within the Louisville/Jefferson County, Kentucky-Indiana MSA (the “Louisville MSA”) in Louisville, Prospect, Shelbyville, and Shepherdsville in Kentucky, and Floyds Knobs, Jeffersonville, and New Albany in Indiana; six banking centers within the Lexington-Fayette, Kentucky MSA in

2025 PROXY STATEMENT	1

Georgetown and Lexington in Kentucky; eight banking centers within the Cincinnati, Ohio-Kentucky-Indiana MSA in Cincinnati and West Chester in Ohio, and Bellevue, Covington, Crestview Hills, and Florence in Kentucky; seven banking centers within the Tampa-St. Petersburg-Clearwater, Florida MSA in Largo, New Port Richey, St. Petersburg, Seminole, and Tampa in Florida; and four banking centers within the Nashville-Davidson—Murfreesboro—Franklin, Tennessee MSA in Franklin, Murfreesboro, Nashville, and Spring Hill, Tennessee. In addition, Republic Bank Finance has one loan production office in St. Louis, Missouri.

In addition to full-service banking services offered in the Bank’s retail footprint, Republic also provides mortgage banking services and financial products to customers in select states across the U.S. Some financial products are also offered through the Company’s Republic Processing Group (“RPG”). Sponsorship of prepaid card products, small dollar credit programs, and payment processing are areas of the fintech ecosystem where RPG is active in the U.S.

As of December 31, 2024, Republic had total assets of $6.8 billion, total deposits of $5.2 billion, and total shareholders’ equity of $992 million. Republic’s executive offices are located at 601 West Market Street, Louisville, Kentucky 40202.

Our Purpose

Republic exists to enable our clients, company, associates, and the communities we serve to THRIVE.

How We Fulfill Our Purpose

Republic’s values are built upon making an IMPACT for our clients, our associates, and the communities we serve. IMPACT is an acronym for the actions we do to fulfill our purpose.

I	M	P	A	C	T
Innovate for the Future	Make it Easy	Provide Exceptional Service	Acknowledge & Celebrate Success	Commit to Caring	Thrive Together

2	Republic Bancorp, Inc.

Our Clients

Since its founding over 40 years ago, Republic has had an unwavering focus on customer service and satisfaction.

The Net Promoter Score® (“NPS®”) is one of the most widely used measures of customer satisfaction, utilized by hundreds of leading U.S. companies. Republic’s most recent NPS score, measured in Q4 2024, was 75.5, over two and one-half times the average NPS score for all banks measured in 2024. As important, this was a 12% increase from our score in Q1 2024, and a 30% increase from Q3 of the previous year, showing the results of our constant efforts to provide industry-leading customer service.

Expanding Republic’s client base to communities that have been historically marginalized continues to be a priority for Republic. The Bank’s Community Loan Fund in Louisville, Kentucky and beyond, has provided small business clients over $5 million in funding and has promoted business development, expanded services, and job creation in low-to-moderate income communities.

1Qualtrics XM Institute Q3 2024 Consumer Benchmark Study. The score is not a percentage, but a figure resulting from a formula that weighs satisfied, neutral, and dissatisfied customers.

Our Company

Governance is an essential element of ensuring the Company, and our clients, associates, and communities thrive.

●	Board – Each of the Republic Board of Directors (the “Board” or the “Board of Directors”) and the Republic Bank Board of Directors (the “Bank Board” or “Bank Board of Directors”) is a distinct group of esteemed professionals across a variety of industries. Their direction, advice, and voices represent broad viewpoints.

●	Fraud & Cybersecurity – The Company invests significant resources to prevent and combat fraud and cybersecurity issues, including robust processes and tools, annual associate and Board training and awareness, and regular assessments of our practices reported to the Risk Committee of the Board (the “Risk Committee”), which is tasked, in part, with overseeing operational risks, including cybersecurity, as well as the full Board.

●	Ethics and Compliance Hotline – Republic has established an independent hotline available 24 hours a day, seven days a week, for the anonymous reporting of ethics and compliance issues in such areas as discrimination, criminal misconduct, accounting or auditing matters, and security. Findings are investigated and reported to the Audit Committee of the Board (the “Audit Committee”).

●	Training – All associates are required to take specific functional, regulatory, and governance-related training. Talent Development assigns and monitors completion of these trainings.

●	Vendor Management – Republic Bank’s processes provide end-to-end and regular oversight of vendor partnerships.

Our Associates

We are continuing to take significant actions to enhance our workplace through education, mentorship, and recruiting.

Republic Bank facilitates Business Resource Groups (“BRGs”) for its associates to foster education and learning opportunities to the entire organization. The BRGs actively support recruitment and education, and they provide advice to Bank leadership on how the Bank conducts day-to-day and long-term business. We recently launched our seventh BRG and have active participation and self-leadership by associates at all levels who identify, or ally, with each BRG.

Republic Bank’s “Building Bridges” program provides associates the opportunity to pair with mentors or mentees to exchange valuable Bank and business leadership skills, and to make lasting connections in the Bank and beyond.

2025 PROXY STATEMENT	3

Formal programming and training help ensure participants get the most from their mentoring experiences and continue to grow both professionally and personally. Since the program began, over 300 associates have benefited from the program as mentors or mentees.

In addition to health benefits, including medical, dental, vision, and Teladoc services, the Bank helps its associates thrive with programs, including hybrid and work-from-home opportunities; a 401(k) plan with a Company match; Company paid short term disability; an Employee Stock Purchase Plan providing discounted opportunities to participate in Company ownership; college tuition reimbursement; and an Employee Assistance Program for our associates and their family members to support mental health, wellness, and to provide legal support.

Key to the Bank’s continued improvement and success are formal and informal listening programs such as the below that allow leadership to learn from associates at all levels – those who are closest to (i) our clients, (ii) their fellow associates, and (iii) our communities.

●	An annual anonymous associate engagement survey has nearly 90% associate participation and guides leadership on key planning and decision making.
●	A CEO Council consisting of associates from throughout the organization meets regularly with our top executives and provides insight and ideas.
●	A “Suggestions to the CEO” e-mail mailbox provides daily opportunities for associates at all levels to share their ideas.

Our Communities

Republic recognizes the importance of making a lasting IMPACT, and that starts by strengthening the communities in which we live and work. As an organization, we devote time and funding to help support and build a foundation for the future.

●	Republic recognizes the importance of making a lasting IMPACT, and that starts by strengthening the communities in which we live and work. As an organization, we devote time and funding to help support and build a foundation for the future.
●	During the same period, the Bank has made more than $275 million in community development loans for affordable housing, community services, and economic development and the revitalization and stabilization of underserved communities.

●	Over $83.8 million in non-conventional mortgage loans were made to nearly 2,135 low- to moderate-income families and individuals helping them achieve the American dream of homeownership in the last three years.

In 2024, Republic Bank continued a multi-year ongoing relocation plan, bringing nearly 100 associates back to downtown Louisville from locations in Louisville’s East End. The move reflects the Bank’s commitment to creating a more vibrant downtown community in Louisville.

Annual Meeting

5BWHEN Thursday, April 24, 2025 10:00 a.m. EDT	Where Republic Bank Building, Lower Level 9600 Brownsboro Road Louisville, Kentucky 40241	7RECORD DATE February 14, 2025

4	Republic Bancorp, Inc.

Voting Guide

Proposal 1: Election of 15 Directors (see page 15)

The Board of Directors believes that each of these nominees brings a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

OUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE

Proposal 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Say-ON-PAY) (see page 37)

The Board of Directors believes that our compensation policies and practices are effective in rewarding Named Executive Officers for job performance and motivating them to achieve our collective goals as an organization.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 3: Approve the republic bancorp, inc. 2025 stock incentive plan) (see page 74)

The Board of Directors believes that the Republic Bancorp, Inc. 2025 Stock Incentive Plan is an important tool to promote the interests of the Company and our shareholders, attract, retain, and motivate associates and directors of the Company, encourage stock ownership in the Company, and to provide these individuals with a means to acquire a proprietary interest in the Company.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

Proposal 4: Ratification of Independent Registered Public Accounting Firm (see page 80)

The Audit Committee has selected Forvis Mazars to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is asking shareholders to ratify this selection.

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

2025 PROXY STATEMENT	5

Snapshot of Board Nominees

			Company Committee Membership March 14, 2025				Other Public

Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Risk	Company Boards
Yoania Cannon 44, 2024 (Company and Bank)	Previously VP Director, Global Brand Strategy/Analytics & Finance Capabilities, Brown-Forman Corporation
David P. Feaster 71, 2020 (Company); 2019 (Bank)	Retired, Consultant to Republic Bank & Trust Company
Jennifer N. Green 40, 2022 (Company and Bank)	Chief Legal Officer, Yum! Digital & Technology, Yum! Brands
Heather V. Howell 51, 2020 (Company); 2015 (Bank)	President, GREATER THAN Beverages
Timothy S. Huval 58, 2022 (Company and Bank)	Chief Administrative Officer and Chief Human Resources Officer, Humana, Inc.
Ernest W. Marshall, Jr. 56, 2020 (Company); 2017 (Bank)	Executive Vice President and Chief Human Resources Officer, Eaton Corporation
W. Patrick Mulloy, II 71, 2020 (Company); 2012 (Bank)	Interim Chief Executive Officer, Louisville Economic Development Alliance, Inc.
W. Kennett Oyler, III 66, 2020 (Company); 2008 (Bank)	CEO, OPM Services, Inc. a Financial Services and Investment Firm
Logan M. Pichel 60, 2021 (Company and Bank)	President and CEO, Republic Bank & Trust Company
Vidya Ravichandran 52, 2023 (Company and Bank)	CEO, GlowTouch, LLC, a Business Process Outsourcing Provider for Customer Care and Technology Services
Alejandro M. Sanchez 66, 2024 (Company and Bank)	President and CEO, Salva Financial Group of Florida
A. Scott Trager 72, 1990 (Company and Bank)	President, Republic Bancorp, Inc. and Vice Chair, Republic Bank & Trust Company
Steven E. Trager 64, 1988 (Company and Bank)	Executive Chair & CEO, Republic Bancorp, Inc. and Executive Chair, Republic Bank & Trust Company

6	Republic Bancorp, Inc.

			Company Committee Membership March 14, 2025				Other Public
Name Age, Director Since	Primary Occupation	Independent	Audit	Compensation	Nominating	Risk	Company Boards
Andrew Trager-Kusman 38, 2019 (Company); 2020 (Bank)	Senior Vice President, and Chief Strategy Officer, Republic Bank & Trust Company

Mark A. Vogt 56, 2016 (Company); 2012-2016 and 2020 (Bank)	CEO, Galen College of Nursing

Independent	Committee Chairs	Committee Member

2025 PROXY STATEMENT	7

VOTING

Record Date. You are entitled to notice of and to vote at the Annual Meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on February 14, 2025. On that date, 17,333,993 shares of Class A Common Stock and 2,150,090 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting Rights. Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes. Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 17,333,993 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,500,900 votes at the Annual Meeting.

Voting by Proxy. If you received the Notice of Internet Availability of Proxy Materials, you may follow the instructions on that notice to access the proxy materials and download the proxy and vote online via the Internet. If you request a paper or electronic copy of the proxy materials, the proxy will be mailed or e-mailed to you along with the other proxy materials. If you received a paper copy of this Proxy Statement, the proxy card is enclosed. If a proxy card is properly executed, returned to Republic and not revoked, the shares represented by the proxy card will be voted in accordance with the instructions set forth on the proxy card. If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, the shares represented will be voted (i) “For” each of the Board nominees named in this Proxy Statement (“Director Nominees”); (ii) “For” the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement; (iii) “For” the approval of the Republic Bancorp, Inc. 2025 Stock Incentive Plan; and (iv) “For” the ratification of Forvis Mazars (“FORVIS”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For participants in the Republic Bancorp, Inc. 401(k) Retirement Plan (the “Retirement Plan”), the Retirement Plan Trustee shall vote the shares for which it has not received voting direction from the Retirement Plan participants utilizing the same voting percentages derived from the Retirement Plan participants who did direct how their shares are to be voted.

If your shares are held by your broker, bank, or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions on that form regarding how to instruct your broker, bank, or other agent to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner (“broker non-vote”). Proposals 1, 2, and 3 are considered non-routine matters. Proposal 4 is considered a routine matter. Therefore, your broker has discretionary authority to vote your shares only with respect to Proposal 4. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for a non-routine proposal presented at the Annual Meeting.

The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and will vote the proxies in accordance with the recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy. You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of Republic, by delivering a subsequent dated proxy, by voting by telephone or online through the Internet on a later date, or by attending the Annual Meeting and voting in person.

8	Republic Bancorp, Inc.

Quorum and Voting Requirements and Counting Votes. A majority of the votes entitled to be cast on the matter by the voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at the Annual Meeting.

There were 17,333,993 shares of our Class A Common Stock and 2,150,090 (each share of Class B Common Stock is entitled to ten (10) votes, or 21,500,900 votes) shares of our Class B Common Stock outstanding and entitled to vote at the Annual Meeting on the record date. Therefore, a quorum will be present if 19,417,448 votes are present in person or represented by executed proxies timely and properly received by us at the Annual Meeting. Withheld, abstentions, and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum.

The affirmative vote of a plurality of the votes duly cast is required for the election of each Director in Proposal 1. Proposals 2, 3, and 4 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no impact on the outcome of any matter except for quorum purposes.

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal
	Voting Options	Vote Required for Approval	Impact of Withhold or Abstentions (as applicable)	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Director Nominees	FOR WITHHOLD	At least one FOR vote. Director Nominees receiving the highest number of FOR votes are elected. If Director Nominees are unopposed, election requires only a single vote or more.	Withheld votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Advisory vote on the compensation of our Named Executive Officers	FOR AGAINST ABSTAIN	More FOR votes than AGAINST votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Approval of Republic Bancorp, Inc. 2025 Stock Incentive Plan	FOR AGAINST ABSTAIN	More FOR votes than AGAINST votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	No	No effect
Ratification of Independent Registered Public Accounting Firm	FOR AGAINST ABSTAIN	More FOR votes than AGAINST votes	Abstention votes have no effect; not treated as a vote cast, except for quorum purposes	Yes	Not applicable

2025 PROXY STATEMENT	9

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic common stock as of February 14, 2025, based on information available to the Company. On that date, 17,333,993 shares of Class A Common Stock and 2,150,090 shares of Class B Common Stock were issued and outstanding. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock. Information is included for:

(1)	persons or entities who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;
(2)	all Directors and Director Nominees;
(3)	the Executive Chair and Chief Executive Officer (“Chair/CEO”), the Chief Financial Officer (“CFO”), and three other executive officers (“Executive Officers”) of Republic, including its subsidiary Republic Bank, who earned the highest total compensation payout during 2024 (collectively, with the Chair/CEO and CFO, the “Named Executive Officers” or the “NEOs”); and
(4)	all Executive Officers, Directors, and Director Nominees of Republic and Republic Bank as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the U.S. Securities and Exchange Commission (the “SEC”) governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 14, 2025. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of common stock beneficially owned are shares of common stock underlying options and other derivative securities that are currently exercisable or will become exercisable within 60 days of February 14, 2025. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all options and other derivative securities to acquire shares of our common stock held by such person that are currently exercisable or exercisable within 60 days of February 14, 2025. The ownership percentage of all Executive Officers and Directors, as a group, assumes that all 25 persons, but no other persons, exercise all options and other derivative securities to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days of February 14, 2025. Unless otherwise indicated, the mailing address for each beneficial owner is c/o Republic Bancorp, Inc., 601 West Market Street, Louisville, Kentucky, 40202. If applicable, fractional shares are rounded to the closest whole number.

10	Republic Bancorp, Inc.

Executive Officers and Directors as a group (collectively 25 persons) beneficially own approximately 73% of the combined voting power of the Class A Common Stock and Class B Common Stock, which represents approximately 56% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of February 14, 2025 as detailed below:

							Class A and Class B Common
	Class A Common Stock			Class B Common Stock			Stock Combined
Name	Shares		Percent	Shares		Percent	Shares		Percent
Five Percent Shareholders:
Steven E. Trager	8,399,127	(1)	48.4%	1,940,091	(2)	90.2%	10,339,218	(1)(2)	53.0%
601 West Market Street
Louisville, Kentucky 40202
Trager Trust of 2012	7,915,343	(3)	45.6	1,921,862	(4)	89.4	9,837,205	(3)(4)	50.4
601 West Market Street
Louisville, Kentucky 40202
A. Scott Trager	8,233,941	(5)	47.4	1,923,916	(6)	89.5	10,157,857	(5)(6)	52.0
601 West Market Street
Louisville, Kentucky 40202
Sheldon G. Gilman	7,967,617	(7)	45.9	1,921,862	(8)	89.4	9,889,479	(7)(8)	50.7
3513 Winterberry Cir
Louisville, Kentucky 40207
Teebank Family	7,165,276		41.3	1,753,796		81.6	8,919,072		45.7
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202
Jaytee Properties	750,067		4.3	168,066		7.8	918,133		4.7
Limited Partnership (9)
601 West Market Street
Louisville, Kentucky 40202
Dimensional Fund Advisors LP (10)	927,375		5.3	—		*	927,375		4.8
6300 Bee Cave Road
Building One
Austin, Texas 78746
Directors, Director Nominees, and
Named Executive Officers:
Yoania Cannon	—	(11)	*	—		*	—	(11)	*
David P. Feaster	2,032	(12)	*	—		*	2,032	(12)	*
Jennifer N. Green	622	(13)	*	—		*	622	(13)	*
Heather V. Howell	—	(14)	*	—		*	—	(14)	*
Timothy S. Huval	—	(15)	*	—		*	—	(15)	*
Ernest W. Marshall, Jr.	190	(16)	*	—		*	190	(16)	*
W. Patrick Mulloy, II	16,636	(17)	*	—		*	16,636	(17)	*
W. Kennett Oyler, III	1,116	(18)	*	—		*	1,116	(18)	*
Vidya Ravichandran	888	(19)	*	—		*	888	(19)	*
Alejandro M. Sanchez	460		*	—		*	460		*
Andrew Trager-Kusman	1,666	(20)	*	—		*	1,666	(20)	*
Mark A. Vogt	17,391	(21)	*	—		*	17,391	(21)	*
William R. Nelson	34,007	(22)	*	—		*	34,007	(22)	*
Logan M. Pichel	52,856	(23)	*	—		*	52,856	(23)	*
Kevin D. Sipes	76,176	(24)	*	—		*	76,176	(24)	*
Jeffrey A. Starke	10,617	(25)	*	—		*	10,617	(25)	*
A. Scott Trager	8,233,941	(5)	47.4	1,923,916	(6)	89.5	10,157,857	(5)(6)	52.0
Steven E. Trager	8,399,127	(1)	48.4	1,940,091	(2)	90.2	10,339,218	(1)(2)	53.0
All directors and executive officers
as a group (25 persons):	9,069,877	(26)	52.2%	1,942,145	(25)	90.3%	11,012,022	(26)	56.4%

*Represents less than 1% of total

2025 PROXY STATEMENT	11

(1)	Includes 7,165,276 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 750,067 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”). With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children, are limited partners of both Teebank and Jaytee. Includes 7,478 shares held by Steven E. Trager’s spouse, Amy Trager. Includes 382,945 shares held of record by the Trager Family Foundation Trust, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code. Steven E. Trager shares voting and investment power over these shares with Jean S. Trager, Shelley L. Kusman, and Amy Trager. Also includes 12,085 shares held by Steven E. Trager in Republic’s 401(k) plan.
(2)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each of these limited partnerships. Steven E. Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Trusts for the benefit of, among others, Steven E. Trager’s two children are limited partners of both Teebank and Jaytee. Also includes 1,215 shares held by Steven E. Trager in Republic’s 401(k) plan.
(3)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general partner and a limited partner of each of those limited partnerships.
(4)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. With respect to Teebank and Jaytee, Trager Trust of 2012, of which Steven E. Trager is trustee, is a co-general and a limited partner of each of those limited partnerships.
(5)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 60,420 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary. Also includes 54,963 shares held by A. Scott Trager in Republic’s 401(k) Plan.
(6)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee. A. Scott Trager shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Includes 2,054 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.
(7)	Includes 7,165,276 shares held of record by Teebank and 750,067 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority over shares held by both Teebank and Jaytee as a member of each partnership’s voting committee. Also includes 39,307 shares held by Sheldon G. Gilman’s spouse.
(8)	Includes 1,753,796 shares held of record by Teebank and 168,066 shares held of record by Jaytee. Sheldon G. Gilman, as trustee of trusts, is a limited partner of both Teebank and Jaytee. Sheldon G. Gilman shares voting authority of both Teebank and Jaytee as a member of each partnership’s voting committee.

12	Republic Bancorp, Inc.

(9)	Teebank and Jaytee are limited partnerships, the limited partners of which include A. Scott Trager, Andrew Trager-Kusman, and trusts for which each of Steven E. Trager and Sheldon G. Gilman serve as trustees. Steven E. Trager is trustee of two trusts that are co-general partners and limited partners of each partnership. Teebank and Jaytee each have voting committees comprised of Steven E. Trager, A. Scott Trager, and Sheldon G. Gilman. These committees direct the voting of the shares held by Teebank and Jaytee. Teebank has a total of 2,201,017 units outstanding, and Jaytee has a total of 2,000,000 units outstanding. The following table provides information about the units of Teebank and Jaytee beneficially owned by Directors, Director Nominees, Executive Officers, and 5% shareholders of Republic:

	Number of		Percent of Jaytee	Number of		Percent of Teebank
Name	Jaytee Units		Units Outstanding	Teebank Units		Units Outstanding
Trager Trust of 2012	32,284	(a)	1.6%	200,442	(c)	9.1%
Steven E. Trager	1,548,297	(b)	77.4%	1,596,496	(d)	72.5%
A. Scott Trager	5,293		* %	5,293		* %
Andrew Trager-Kusman	28,978		1.4%	80,666	(e)	3.7%
Sheldon G. Gilman, Trustee	44,050		2.2%	156,608		7.1%

*Represents less than 1% of total

(a)	Includes 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(b)	Includes 20,000 general partner units and 268,130 limited partner units held in a revocable trust and 20,000 general partner units and 12,284 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,227,883 limited partner units held in trusts for family members, of which Steven E. Trager is trustee.
(c)	Includes 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, of which Steven E. Trager is trustee.
(d)	Includes 20,001 general partner units and 36,905 limited partner units held in a revocable trust and 20,000 general partner units and 180,442 limited partner units held by the Trager Trust of 2012, both of which Steven E. Trager is trustee. Also includes 1,222,784 limited partner units held in trusts for family members, of which Steven E. Trager is trustee. Also includes 116,364 limited partner units held in an irrevocable trust of which Steven E. Trager’s spouse is co-trustee.
(e)	Includes 54,545 limited partner units held in an irrevocable trust for Andrew Trager-Kusman’s mother of which Andrew Trager-Kusman is co-trustee.
(10)	Based on information disclosed in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024, Dimensional, a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts, and accounts for which Dimensional serves as investment manager, adviser, or sub-adviser. Dimensional indicated sole voting power over 907,862 shares, sole dispositive power over 927,375 shares and no shared voting power or shared dispositive power.
(11)	Does not include 803 shares issuable beyond 60 days of February 14, 2025 to Yoania Cannon upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(12)	Does not include 2,272 shares issuable beyond 60 days of February 14, 2025 to David P. Feaster upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(13)	Does not include 1,500 shares issuable beyond 60 days of February 14, 2025 to Jennifer N. Green upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(14)	Does not include 7,621 shares issuable beyond 60 days of February 14, 2025 to Heather V. Howell upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.

2025 PROXY STATEMENT	13

(15)	Does not include 1,735 shares issuable beyond 60 days of February 14, 2025 to Timothy S. Huval upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(16)	Does not include 6,712 shares issuable beyond 60 days of February 14, 2025 to Ernest W. Marshall, Jr. upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(17)	Includes 15,510 shares held jointly by W. Patrick Mulloy, II with his spouse. W. Patrick Mulloy, II shares investment and voting power over these shares. Does not include 9,775 shares issuable beyond 60 days of February 14, 2025 to W. Patrick Mulloy, II upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(18)	Does not include 2,084 shares issuable beyond 60 days of February 14, 2025 to W. Kennett Oyler, III upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(19)	Does not include 906 shares issuable beyond 60 days of February 14, 2025 to Vidya Ravichandran upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(20)	Includes voting rights for 400 restricted shares that vest in October 2026. Includes 1,000 shares for stock options held by Andrew Trager-Kusman that are exercisable within 60 days of February 14, 2025. Andrew Trager-Kusman owns Jaytee and Teebank limited partnership units, both individually and through various trusts, as disclosed in Footnote 9. Does not include 478 shares issuable beyond 60 days of February 14, 2025 to Andrew Trager-Kusman upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(21)	Includes 3,000 shares held jointly by Mark A. Vogt with his spouse. Mark A. Vogt shares investment and voting power over these shares. Also includes 10,000 shares held in a Delaware Trust. Does not include 11,986 shares issuable beyond 60 days of February 14, 2025 to Mark A. Vogt upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(22)	Includes voting rights for 1,433 restricted shares that vest in January 2027. Includes 6,368 shares for stock options held by William R. Nelson that are exercisable within 60 days of February 14, 2025. Does not include 2,202 shares issuable beyond 60 days of February 14, 2025 to William R. Nelson upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(23)	Includes 1,318 shares held by Logan M. Pichel in Republic’s 401(k) Plan. Also includes 1,316 shares held by Logan M. Pichel in Republic’s Employee Stock Purchase Plan. Includes voting rights for 4,757 restricted shares that vest in December 2025, 9,563 restricted shares that vest in January 2027, and 2,759 restricted shares that vest in January 2028. Does not include 3,966 shares issuable beyond 60 days of February 14, 2025 to Logan M. Pichel upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(24)	Includes 3,980 shares held by Kevin D. Sipes in Republic’s 401(k) Plan. Also includes 1,478 shares held by Kevin D. Sipes in Republic’s Employee Stock Purchase Plan. Includes voting rights for 1,433 restricted shares that vest in January 2027. Includes 6,368 shares for stock options held by Kevin D. Sipes that are exercisable within 60 days of February 14, 2025. Does not include 6,152 shares issuable beyond 60 days of February 14, 2025 to Kevin D. Sipes upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(25)	Includes 804 shares held by Jeffrey A. Starke in Republic’s 401(k) Plan. Also includes 1,790 restricted shares that vest in January 2027. Does not include 997 shares issuable beyond 60 days of February 14, 2025 to Jeffrey A. Starke upon vesting in accordance with the terms of the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.
(26)	Includes the shares as described above held by the Directors and the NEOs, along with an additional 137,495 shares held by other Executive Officers. Shares held by the Director Nominees are not included.

14	Republic Bancorp, Inc.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” all of the proposed Director Nominees named in this Proxy Statement.

The Board of Directors is comprised of one class of Directors that is elected annually. Each Director serves a term of one (1) year until the next annual meeting and shall serve until his or her successor is elected and qualified or his or her earlier resignation or removal. All of Republic’s current Directors were elected to a one (1) year term at the most recent Annual Meeting held on April 25, 2024.

Number of Directors

Republic’s Bylaws (the “Bylaws”) currently provide for not less than five (5) nor more than eighteen (18) Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of Directors to be elected at the Annual Meeting at fifteen (15).

Mandatory Retirement Age

72

Mandatory Retirement Age

The mandatory retirement age for a Director is seventy-two (72) years old, excepting Directors of record as of January 1990. A Director’s age shall be determined as of December 31 of the year prior to the Director’s election, i.e., a person can be elected as a Director if that person is under age seventy-two (72) as of December 31 of the year prior to that election. Any Director who is or reaches age seventy-two (72) during the Director’s term shall serve until the expiration of the Director’s term and shall serve until his or her successor is elected and qualified or his or her earlier resignation or removal. No current Director will retire from the Board at this Annual Meeting due to the mandatory retirement age.

2025 PROXY STATEMENT	15

2025 Director Nominees

The Nominating Committee of the Board of Directors (the “Nominating Committee”) and the Board of Directors have nominated the following Director Nominees for election:

▪ Yoania Cannon ▪ David P. Feaster ▪ Jennifer N. Green ▪ Heather V. Howell ▪ Timothy S. Huval ▪ Ernest W. Marshall, Jr. ▪ W. Patrick Mulloy, II ▪ W. Kennett Oyler, III	▪ Logan M. Pichel ▪ Vidya Ravichandran ▪ Alejandro M. Sanchez ▪ A. Scott Trager ▪ Steven E. Trager ▪ Andrew Trager-Kusman ▪ Mark A. Vogt

All Director Nominees are current members of the Board of Directors and the Bank Board. The Director Nominees would serve a one (1) year term until the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) and shall serve until their successor is elected and qualified or their earlier resignation or removal.

The Nominating Committee considers recommendations of the Chief Executive Officer of the Bank (“CEO/Bank”) and the Trager family members (“Trager Family Members”) (generally defined to include (i) Steven E. Trager, who is Chair/CEO, (ii) Jean S. Trager, the mother of Steven E. Trager, and (iii) their descendants, companies, partnerships, or trusts in which they are majority owners, trustees, or beneficiaries) as well as prior service and performance as a Director. In 2025, the Nominating Committee and the Board of Directors approved the Director Nominees to be considered for election at the Annual Meeting. No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting common stock was rejected. The Trager Family Members recommended all Director Nominees submitted to the Nominating Committee and the Board of Directors. No other shareholder submitted a recommendation for a Director Nominee for the Annual Meeting.

The Nominating Committee will consider candidates for Director Nominees at the 2026 Annual Meeting properly put forth by Republic shareholders. Shareholders should submit such nominations, if any, to the Company’s Secretary, at 601 West Market Street, Louisville, Kentucky, 40202, along with the information required in the Bylaws, no later than January 24, 2026. Shareholder nominations must be made according to the procedures contained in the Bylaws and described in this Proxy Statement under the heading “Shareholder Proposals”.

Any shareholder notice of nomination must include the information required by the Bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating shareholder required by Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of the Bylaws or the SEC’s rules with respect to the submission of Director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a Director should accompany any shareholder nomination.

2025 Independent Director Nominees

Non-employee Director Nominees Yoania Cannon, Jennifer N. Green, Heather V. Howell, Timothy S. Huval, Ernest W. Marshall, Jr., W. Patrick Mulloy, II, W. Kennett Oyler, III, Vidya Ravichandran, Alejandro M. Sanchez, and Mark A. Vogt would collectively comprise a majority of the Board of Directors, and the Board has determined that each is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards (“Independent Directors”). Director Nominee David P. Feaster, while a non-employee Director Nominee, retired from the Bank in 2019 and currently provides consulting services to the Bank. Accordingly, Mr. Feaster is not identified as an Independent Director.

While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2025 election of Directors but reserves the right to claim this exemption in the future.

16	Republic Bancorp, Inc.

Director Nominee Availability

Neither the Nominating Committee nor the Board of Directors has reason to believe that any Director Nominee will not be available for election or to serve following election. However, if any of the Director Nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

Director Skills Matrix

(as of December 31, 2024)	Accounting Financial Reporting	Banking Investment	Technology Cyber Security	Human Capital Management	Legal/ Compliance	CEO & Board Leadership	Environmental/ Social Responsibility	Mergers & Acquisitions
Yoania Cannon
David P. Feaster
Jennifer N. Green
Heather V. Howell
Timothy S. Huval
Ernest W. Marshall, Jr.
W. Patrick Mulloy, II
W. Kennett Oyler, III
Logan M. Pichel
Vidya Ravichandran
Alejandro M. Sanchez
A. Scott Trager
Steven E. Trager
Andrew Trager-Kusman
Mark A. Vogt

.

2025 PROXY STATEMENT	17

Director Nominees’ Names and Principal Occupations for the Past Five Years

The following table details the indicated information for each Director Nominee as of December 31, 2024, including service as a Director of the Company or its predecessors:

YOANIA CANNON	DAVID P. FEASTER
COMMITTEE: Audit Age: 44 Director of Republic and Director of the Bank since 2024	COMMITTEES: Loan Trust - Chair Age: 71 Director of Republic since 2020 and Director of the Bank since 2019 Consultant, Republic Bank & Trust Company

KEY EXPERIENCE AND QUALIFICATIONS

●
Vice President, Global Brand Strategy and Finance Capabilities with Brown-Forman Corporation (February 2023 – January 2025).
●
Prior experience with Brown-Forman Corporation includes Director, Strategy and Brand Analytics (2020 – 2023); Finance Director Global Travel Retail and Developed APAC (2018 – 2020); Controller, Americas (2016 – 2018); Division Finance Manager, West Division (2014 – 2016); Commercial Finance Manager (2012 – 2014); Finance Sales Operations Manager (2009 – 2011); and Finance Analyst (2007 – 2009).

EDUCATION

●
University of Louisville, Master of Accountancy, MBA, and Bachelor of Science in Accounting

REASON FOR NOMINATION

As a member of the Audit Committee, Ms. Cannon meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Ms. Cannon’s managerial, business, and accounting background and her specific experience, qualifications and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Retired, consultant to the Bank since 2019.
●
Previously, having 49 years of banking experience, Florida Market President for the Bank (2016-2019); CEO, President, and Director of Cornerstone Community Bank (2009 – 2016, when Cornerstone Bank merged with the Bank); founder, CEO, and President of Signature Bank in St. Petersburg, Florida (which merged into Whitney National Bank); Area President of Whitney National Bank after merger; an executive at a number of banks in Florida, including Sun Bank, Bank of America, C&S, and Northern Trust Bank.
●
Member of the Florida Bankers Association Board, former chair of the St. Petersburg Area Chamber of Commerce, former chair of All Children’s Hospital Board, and a member of the St. Petersburg College Banking School Board.

EDUCATION

●
University of Florida, Business Administration, with honors

REASON FOR NOMINATION

Based on Mr. Feaster’s experience as a Republic and Bank Board Director, his extensive banking experience, his significant community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

18	Republic Bancorp, Inc.

jennifer n. green	HEATHER V. HOWELL
COMMITTEE: Risk – Chair Nominating Age: 40 Director of Republic and Director of the Bank since 2022	COMMITTEE: Nominating Age: 51 Director of Republic since 2020 and Director of the Bank since 2015

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Legal Officer, Yum! Digital & Technology at Yum! Brands.  Reporting to the Chief Digital & Technology Officer, leads a team of U.S.- and non-U.S.-based lawyers and legal professionals responsible for providing strategic advice and legal support on a range of matters related to the development, rollout and commercialization of internally-owned digital and technology products and services.
●
Previously YUM! Brands Vice President, Global Mergers & Acquisitions (2020-2023); YUM! Brands’ Director of Transformation & Chief of Staff (2020-2021) and Director, Corporate Counsel (2016-2020); Vice President and Counsel, Corporate Secretary Americas for Credit Suisse (2014-2016); and attorney with Davis Polk & Wardwell LLP (2012 - 2014), with practice areas including Capital Markets, Mergers & Acquisitions, and Derivatives and Structured Products.
●
Member of the City of Louisville’s Civilian Review & Accountability Board (Board’s inaugural Chair) and the Greater Louisville Inc. Business Council to End Racism, and former board member for Stage One Family Theatre and Maryhurst.
●
Member of the New York Bar Association, the Kentucky Bar Association, the Charles W. Anderson, Jr. Chapter of the National Bar Association, and the Brandeis Inn of Court.

EDUCATION

●
Columbia Law School, Juris Doctor; Harlan Fiske Stone Scholar and Articles Editor of the Columbia Law Review
●
Harvard University, Bachelor of Arts in Government, and a French Language Citation

HONORS AND RECOGNITION

●
2024 Presentation Academy Tower Award in Business, Technology and Trade
●
2024 Central High School Law & Government Hall of Fame Inductee
●
2024 Savoy Magazine Most Influential Lawyers Designee
●
2024 Louisville Business First Forty Under 40 Honoree
●
2021 On Deck Fellow
●
2019 Leadership Council on Legal Diversity Fellow
●
2017 graduate of Ignite Louisville

REASON FOR NOMINATION

Based on Ms. Green’s experience as a Republic and Bank Board Director, her managerial and business background, her educational and legal background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
President of GREATER THAN Beverages since January 2024.
●
Previously Director of Global Innovation and Trademark Development for the Jack Daniel’s Family of Brands (through October 2023), having been employed by Brown-Forman Corporation since 2015.
●
Previously CEO and Chief Tea Officer (2010-2015) of Rooibee Red Tea, launching Rooibee Roo in 2014, a line of ready-to-drink tea with less calories and sugar for children, a brand extension for Rooibee Red Tea.
●
Member of the Greater Louisville Project Board of Directors.

EDUCATION

●
Bellarmine University, Executive MBA
●
Eastern Kentucky University, Bachelor of Arts

HONORS AND RECOGNITION

●
2013 Ernst & Young E.D.G.E. Award
●
2014 Business First Enterprising Woman to Watch
●
Finalist in 2013 Business First Business Leader of the Year

REASON FOR NOMINATION

Based on Ms. Howell’s experience as a Republic and Bank Board Director, her education, her business and entrepreneurial experience, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should continue to serve as a Director.

2025 PROXY STATEMENT	19

timothy s. huval	eRNEST W. MARSHALL, JR.
COMMITTEE: Audit Compensation Age: 58 Director of Republic and Director of the Bank since 2022	COMMITTEES: Compensation - Chair Nominating Age: 56 Director of Republic since 2020 and Director of the Bank since 2017

KEY EXPERIENCE AND QUALIFICATIONS

●
Chief Administrative Officer (2019 - Present) and Chief Human Resources Officer (2013 - Present) of Humana, Inc.
●
Previously held a number of positions at Bank of America (2002-2013), including Human Resources Executive, Global Treasury Services/Technology Division; Senior Human Resources Executive, Global Wealth & Investment Management; Chief Information Officer, Global Wealth & Investment Management; Head of Operations, Credit Card Services; Head of Operations, Mortgage Business; and Senior Vice President, Consumer Service & Operations, and served in various roles at Gateway Computers (1997-2002), including Training and Development Manager, Global Operations; Sr. Manager, Human Resources; General Manager, Factory & Call Center; and Director, Human Resources, Global Operations & Consumer.
●
Advisory board member for MyCareGorithm, LLC.
●
Former member of the NASDAQ-listed Seacoast Banking Corporation board of directors (2016 - 2019).

EDUCATION

●
Brigham Young University, Master’s in Public Administration
●
Weber State University, Bachelor of Arts, Marketing
●
Salt Lake City Community College, Associate’s Degree; Honorary Doctor of Humane Letters

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Huval meets NASDAQ’s financial knowledge and sophistication requirements.

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Vice President and Chief Human Resources Officer at Eaton Corporation since 2018.
●
Vice President of Human Resources of GE Aviation at the General Electric Company (2013-2018).
●
Board member for Kindway and the Rock and Roll Hall of Fame.
●
Director for the NASDAQ-listed LSI Industries Inc. since August 16, 2022.

EDUCATION

●
Indiana University, Bloomington, MBA/Juris Doctor
●
Bellarmine University, Bachelor’s degree with a dual major in Accounting and Business Administration; including two semesters abroad at New College in Oxford, England

HONORS AND RECOGNITION

●
2024 Distinguished Fellow, National Academy of Human Resources
●
One of 2020’s Most Influential Black Executives in Corporate America, Savoy Magazine
●
’50 under 50’ feature, Black MBA Magazine

REASON FOR NOMINATION

Based on Mr. Marshall’s experience as a Republic and Bank Board Director, his legal and business experience and accomplishments, his extensive civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

20	Republic Bancorp, Inc.

W. PATRICK MULLOY, II	W. KENNETT OYLER, III
COMMITTEES: Audit Loan Age: 71 Director of Republic since 2020 and Director of the Bank since 2012	COMMITTEE: Risk Age: 66 Director of Republic since 2020 and Director of the Bank since 2008

KEY EXPERIENCE AND QUALIFICATIONS

●
Interim Chief Executive Officer, Louisville Economic Development Alliance, Inc.
●
Member, Advisory Board Savoy Life, LLC; Previously Director and CEO of Sharps Compliance, Inc. (April 2022 – September 2022); Of Counsel with Wyatt, Tarrant & Combs, LLP (2018-2022); Chairman and CEO of Elmcroft Senior Living (2006-2018), a national provider of senior housing services; President and CEO of two other senior housing companies, LifeTrust America, Inc., and Atria, Inc.; an attorney with the regional law firm of Greenebaum, Doll & McDonald PLLC (1994-1996); the Secretary of Finance to the Governor of Kentucky (1992-1994); and an attorney at a Louisville law firm (1978 - 1992).
●
Investor and director of Assembly Healthcare, an ancillary service provider to healthcare providers.
●
Member of Advisory Board of Apploi, Inc., the Board of Advisors of Vanderbilt University School of Law, and the Board Chair of University of Louisville Health, Inc.
●
Director for the NASDAQ-listed Sharps Compliance Corp. from February 1, 2021 – September 2022.

EDUCATION

●
Vanderbilt University School of Law, Juris Doctor
●
Vanderbilt University, Bachelor of Arts, interdisciplinary major in History, Economics, Philosophy, summa cum laude

REASON FOR NOMINATION

As a member of the Audit Committee, Mr. Mulloy meets NASDAQ’s financial knowledge and sophistication requirements.

Based on Mr. Mulloy’s experience as a Republic and Bank Board Director, his managerial and business background, his educational and legal background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of OPM Services, Inc., a financial-services and investment firm Mr. Oyler founded in 1992.
●
Executive in Residence at University of Louisville College of Business.
●
Previously President and CEO of Greater Louisville, Inc., the Louisville, Kentucky Metro Chamber of Commerce (2014 - 2020); Managing Partner of OPM (1992 - 2015); Cash Management Officer of Citizens Fidelity (now PNC) Bank; President, CEO, CSO of High Speed Access Corp.; and Treasurer, VP of Finance and CFO of Henry Vogt Machine Co.
●
Founded or co-founded twenty businesses in various industries, including financial services, real estate, internet access, manufacturing, railway, equipment leasing, and consumer research, and in 1997, co-founded a broadband internet provider, High Speed Access Corp., which he took public in 1999.
●
Experience in leadership roles and directorships, including sixteen roles as chair, with dozens of civic and community organizations, including Leadership Louisville, Metro YMCA, University of Louisville, Metro United Way, Kentuckiana Works, the Metro Police Foundation, GLI, Canopy, Louisville Ballet, Junior Achievement, Louisville Science Center, and Downtown Development Corp.
●
Serves as Director for Alliance Cost Containment, LLC and Thornton Capital.

EDUCATION

●
University of Louisville, Master of Business Administration
●
University of Louisville, Bachelor of Science, Commerce, Marketing

HONORS AND RECOGNITION

●
Inducted into Kentucky Entrepreneur Hall of Fame, 2016
●
E&Y Entrepreneur of the Year, 2000
●
Cashflow Magazine Treasurer of the Year, 1985

REASON FOR NOMINATION

Based on Mr. Oyler’s experience as a Republic and Bank Board Director, his education, his entrepreneurial and business background, his significant civic and community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2025 PROXY STATEMENT	21

LOGAN M. PICHEL	VIDYA RAVICHANDRAN
COMMITTEE: Risk Age: 60 Director of Republic and Director of the Bank since 2021 President & CEO of Republic Bank & Trust Company	COMMITTEE: Risk Compensation Age: 52 Director of Republic and Director of the Bank since 2023

KEY EXPERIENCE AND QUALIFICATIONS

●
President and CEO of the Bank since 2021.
●
Previously, having over 30 years of banking and financial services experience, served as President for the Bank (2020-2021) and held various positions with Regions Bank (2005-2020), including, Executive Vice President and Head of Corporate Development – Financial Planning and Analysis and Mergers and Acquisitions (2019-2020) (responsible for company budgeting, forecasting, capital allocation, business and product profitability analytics and reporting, and bank and non-bank mergers and acquisitions), Head of Consumer Lending (2010-2018) (mortgage, home equity, auto and personal loans as well as fintech and small dollar lending), Head of Enterprise Operations (2018-2019) (bank operations, loan fulfillment and servicing, collections, and contact centers), and National Production Manager for Mortgage (2005-2010).
●
Leader of Regions Bank’s Simplify and Grow initiative (2018-2020), which focused on making banking easier for customers, improving efficiencies of internal processes, and accelerating revenue growth.

EDUCATION

●
University of Michigan, Master of Business Administration
●
Ohio Northern University, Finance

REASON FOR NOMINATION

Based on Mr. Pichel's banking experience, his experience as a Republic and Bank Board Director, his proven leadership skills, his education and background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO and founder of GlowTouch, a global enterprise that provides customer care and technology outsourcing services, headquartered in Louisville, Kentucky, with more than 3,000 employees throughout the United States, India, Philippines, and the Dominican Republic, since 2002.
●
Founded StemWizard (2013), a software platform that allows students, teachers, judges, volunteers, and administrators to set up and run STEM competitions, such as science fairs, the Science Olympiad, and robotics events, through a cloud-enabled platform.
●
Member of the Kentucky Council for Postsecondary Education Board, Young Presidents’ Organization, and C200.

EDUCATION

●
Virginia Polytechnic Institute and State University, Master of Science
●
University of Agricultural Sciences, Bangalore, Bachelor of Science

HONORS AND RECOGNITION

●
Inductee of CCWomen Hall of Fame
●
Louisville’s Most Admired CEOs, Business First

REASON FOR NOMINATION

Based on Ms. Ravichandran’s background in technology, her leadership and entrepreneurial achievements, her educational background, and her specific experience, qualifications, and attributes disclosed, the Board has determined that she should be nominated to serve as a Director.

22	Republic Bancorp, Inc.

ALEJANDRO M. SANCHEZ	a. scott trager
COMMITTEE: Risk Age: 66 Director of Republic and Director of the Bank since 2024	COMMITTEE: Loan Age: 72 Director of Republic and Director of the Bank since 1990 President & Vice Chair, Republic Vice Chair, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Advisor to NASDAQ, contractor.
●
President and CEO of Salva Financial Group of Florida since 2024.
●
CEO Emeritus for the Florida Bankers Association since November 2023.
●
Board Director for Poplar Bank since 2023.
●
Board Member for Apalachee Center Hospital, Inc. since 2022.
●
Previously President and CEO for the Florida Bankers Association (1998-2023); a Board Director for Trustco Bank (2022-2023); Board Member for the Exim Bank Advisory Committee (2018-2020); and a Member of the Federal Retirement Thrift Investment Board (2002-2010).

EDUCATION

●
University of Iowa, College of Law, Juris Doctor
●
Troy University, Bachelor of Science in Business and Social Science

HONORS AND RECOGNITION

●
Served in United States Air Force 1976-1981, Honorable Discharge.

REASON FOR NOMINATION

Based on Mr. Sanchez’s banking, managerial, business, educational, and legal background and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
President of Republic since 2012; Vice Chairman of Republic since 2017; and Vice Chair of the Bank since 2017.
●
Previously Vice Chairman of Republic (1994-2012).
●
Entire working career spent in various finance and banking capacities.
●
Leadership experience in marketing, operations, and community bank management.
●
Extensive community board experience and broad-based community connections in the metropolitan Louisville area.

EDUCATION

●
University of Tennessee, Business Administration

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his educational background, his extensive community involvement, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

2025 PROXY STATEMENT	23

steven e. trager	andrew trager-kusman
Age: 64 Director of Republic and Director of the Bank since 1988 Executive Chair & CEO, Republic Executive Chair, Republic Bank	COMMITTEES: Loan Trust Age: 38 Director of Republic since 2019 and Director of the Bank since 2020 Senior Vice President, Chief Strategy Officer, Republic Bank

KEY EXPERIENCE AND QUALIFICATIONS

●
Executive Chair & CEO of Republic and Executive Chair of the Bank since 2021.
●
More than 30 years of banking experience, previously holding positions of Chairman & CEO of both Republic and the Bank (2012-2021) and President and CEO of Republic (1998-2012), beginning his career with the Bank as General Counsel in 1988.
●
Leadership experience in finance, operations, and community bank management.
●
Past chair of the Kentucky Bankers Association, University of Louisville Board of Overseers, 2016 Fund for the Arts Campaign, and Leadership Kentucky; former board member of the Federal Reserve Bank of St. Louis’ Louisville Branch and the Louisville Regional Airport Authority; and former member of the Bellarmine University Board of Trustees.

EDUCATION

●
University of Louisville Brandeis School of Law, Juris Doctor
●
University of Texas at Austin, Finance

HONORS AND RECOGNITIONS

●
University of Louisville Alumnus of the Year, 2023
●
Bellarmine University Knight of Knights Honoree, 2022
●
Louisvillian of the Year, 2017
●
Lincoln Foundation Spirit of Excellence Award, 2018
●
Juvenile Diabetes Research Foundation’s Man of the Year, 2003
●
Ernst & Young Entrepreneur of the Year Award for the Southern Ohio and Kentucky Region, 2003

REASON FOR NOMINATION

Based on Mr. Trager's experience as a Republic and Bank Board Director, his direct banking experience, his proven leadership skills, his education and legal background, his extensive community involvement, his vested interest in the long-term success of Republic as a material equity owner, and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

KEY EXPERIENCE AND QUALIFICATIONS

●
Senior Vice President, Chief Strategy Officer of the Bank since 2021.
●
Previously Vice President, Managing Director of Corporate Strategies of the Bank (2016-2021)(primarily overseeing strategic initiatives, profitability modeling, and reviewing potential acquisition opportunities); Portfolio Analyst with EJF Capital LLC (2012-2015), an alternative asset manager primarily focused on United States and global financial institutions (focusing on TARP investments and small bank private equity funds, recapitalizations of struggling institutions, and placement of capital for growth in well-performing banks and routinely speaking with company management and boards regarding regulatory issues and long-term strategies).
●
Director at Jewish Heritage Fund, Director at University of Louisville Athletic Association, former Director at Louisville Orchestra Endowment, former trustee for Spalding University, board member for JTomorrow Louisville, and member of the Leadership Louisville Bingham Fellows class of 2019.

EDUCATION

●
Indiana University, Bloomington, Finance

REASON FOR NOMINATION

Based on Mr. Trager-Kusman’s experience with the Bank and other entities, experience as a Republic and Bank Board Director, his leadership ability, community involvement and his specific experience, qualifications, and attributes disclosed, the Board has determined that he should continue to serve as a Director.

24	Republic Bancorp, Inc.

Mark A. Vogt
COMMITTEES: Audit – Chair Compensation Nominating – Chair Age: 56 Director of Republic since 2016 and Director of the Bank from 2012 to 2016 and since 2020

KEY EXPERIENCE AND QUALIFICATIONS

●
CEO of Galen College of Nursing since 2004, Mr. Vogt has lead Galen in becoming one of the largest educators of nurses in the U.S. growing from three to seventeen campuses.
●
Previously the Chief Operating Officer of a private equity investment group specializing in the education sector; Senior Vice President and Chief Financial Officer of Republic (1995-2000), providing leadership in accounting, finance, treasury, and various operational functions and being significantly involved in Republic's initial public offering and the sale and acquisition of several business units; and employed by the public accounting firm of Deloitte (1990-1995) providing accounting and consulting services to a wide array of financial service clients.
●
Certified Public Accountant.

EDUCATION

●
Bellarmine University, Bachelor of Arts, Accounting

REASON FOR NOMINATION

Mr. Vogt meets NASDAQ’s financial knowledge and sophistication requirements and qualifies as an “audit committee financial expert” under SEC rules.

Based on Mr. Vogt’s experience as a Republic and Bank Board Director, his managerial and accounting background, his education and certification as a Certified Public Accountant, his business background, and his specific experience, qualifications, and attributes disclosed, the Board has determined that Mr. Vogt should continue to serve as a Director.

Steven E. Trager and A. Scott Trager are cousins. A. Scott Trager and Andrew Trager-Kusman are cousins. Steven E. Trager is Andrew Trager-Kusman’s uncle.

2025 PROXY STATEMENT	25

The Board of Directors and its Committees

Directors’ Responsibilities

Each Director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all meetings of the shareholders, the Board, and the Board committees to which they are appointed. The Board of Directors held six (6) regularly-scheduled board meetings in 2024. Each incumbent Director, except Mr. A. Scott Trager, attended at least 75% of the total number of meetings of the Board of Directors during their respective terms of service in 2024. Also, some selected Company Directors were paid a committee fee for attending certain Bank committee meetings. Directors who are also employees of the Company or the Bank are not paid for attending Board or Board committee meetings.

Company Directors and Director Nominees are expected to attend the Annual Meeting. Nine (9) of the fifteen (15) 2024 Directors/2024 Director Nominees attended the 2024 annual meeting of the Republic shareholders.

Leadership structure

Executive Chair of the Board of Directors

Until October 1, 2021, the Chair and CEO positions for the Company and Bank had been combined. Effective October 1, 2021, Logan M. Pichel was appointed as CEO and President of the Bank and also serves as Director for the Company and the Bank. Steven E. Trager remains CEO of the Company and Executive Chair of both the Company and the Bank. This current structure continues to allow the Independent Directors to concentrate on the oversight of the Company without the added burden of addressing what are normally less material day-to-day managerial concerns.

11BLead Independent Director

Mark A. Vogt serves as our Lead Independent Director. The Lead Independent Director provides leadership to (and reports to) the Board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the Chair/CEO, and promotes best practices and high standards of corporate governance. The Independent Directors meet privately at least twice per year following a regularly scheduled Board meeting, may set additional Independent Director meetings, and have the authority to request to speak with any officer or other employee of the Company or the Bank. They also have direct access to and the sole authority to retain, at the Company’s expense, any outside auditors, accountants, or attorneys at their discretion.

The Board believes that this leadership structure, coupled with strong Independent Director leadership, is the most effective and appropriate leadership model for the Company at this time. The Board believes the combined Chair/CEO structure promotes decisive leadership, ensures clear accountability, and enhances our ability to communicate with a single and consistent voice to shareholders, associates, and other stakeholders.

The Board’s Risk Oversight

The Board and Bank Board of Directors are responsible for risk oversight. The Board and Bank Board of Directors review, oversee, and approve management’s short- and long-term strategic objectives, including the Company’s and the Bank’s strategic planning, annual budget, significant lending and expenditures over certain limits, and other risks related to financial performance. The following Board committees and Bank Board of Directors committees also play an important role in assisting the Board and Bank Board of Directors in fulfilling their oversight responsibilities. The Board and Bank Board of Directors receive regular and timely reports of these committees, as appropriate.

Company Committees

Audit Committee. The Audit Committee is responsible for oversight of the internal audit function and regularly reviews risks associated with credit, debt, financial, accounting, compliance, legal, operational, reputational, and other risk matters involving the Company and the Bank.

Compensation Committee. The Board’s Compensation Committee (the “Compensation Committee”) reviews and approves the Company’s goals and objectives relevant to Executive Officers’ compensation, evaluates the Executive Officers’ performance in light of those goals and objectives, and has the sole authority to determine the compensation

26	Republic Bancorp, Inc.

of the Chair/CEO and other Executive Officers. It considers risks related to succession planning and approves the Company’s succession plan. The Compensation Committee also considers risks related to the attraction and retention of critical associates and risks relating to the Company’s incentive compensation programs and contractual employee arrangements. The Compensation Committee reviews compensation and benefit plans affecting associates generally, in addition to those applicable to the NEOs. The Board has delegated management of certain employee benefits plans to the retirement committee comprised of key members of management. The Compensation Committee administers the Company’s Incentive-Based Compensation Recovery Policy (the “Clawback Policy”) and recommends Director compensation to the Board.

Nominating Committee. The Nominating Committee oversees the Board and Bank Board of Directors and related committee composition and Director succession planning. The Nominating Committee also provides a recommendation of Director independence to the Board of Directors.

Risk Committee. The Risk Committee oversees and monitors the Company’s and the Bank’s enterprise risk management practices and compliance management program, including its compliance management system and Community Reinvestment Act, third-party management, insurance, and business continuity programs. In addition, the Risk Committee assists the Board of Directors with monitoring the Company’s management of information technology and information security risks and oversight of the Company’s written information security plan and the reporting of the Company’s material risks from cybersecurity threats.

Bank Committees

Loan Committee. With respect to credit risk, loans are approved by Bank management and its Senior and Executive Loan Committees based on delegation set out in the Bank Board-approved Loan Policy. The Bank Board of Directors approves loans over thresholds set out in the Loan Policy. Interest rate risk management is delegated to the Interest Rate Risk and Asset-Liability Committees with reporting to the Bank Board. Legal lending limits are reviewed by the Audit Committee on a quarterly basis. The Bank Board’s Loan Committee monitors its loan portfolio by reviewing matters such as portfolio growth and production, interest rate averages, and underwriting exceptions. The Bank Board Loan Committee also reviews classified assets and the allowance for credit losses calculation.

Trust Committee. The Bank Board’s Trust Committee oversees operations of the Trust Department to ensure proper exercise of the fiduciary powers of the Bank.

Key Areas of Risk Oversight as Analyzed by the Board’s and Bank Board’s Committees

BOARD OF DIRECTORS’ Committees

Audit	compensation	NOMINATING	RISK
◾ Financial reporting ◾ Independent auditor ◾ Internal audit function ◾ Internal controls	◾ Executive officer compensation ◾ Executive officer succession planning ◾ Clawback Policy	◾ Director nomination and succession planning ◾ Director independence ◾ Board committee composition
◾
Enterprise risk management framework and policies
◾
Compliance management system, third-party management, insurance, and business continuity program
◾
Information technology/security activities, including oversight of material risks from cybersecurity threats and disclosure of any cybersecurity incident deemed material

2025 PROXY STATEMENT	27

BANK BOARD’S COMMITTEES

LOAN	TRUST
◾ Credit risk ◾ Loan portfolio growth and production ◾ Classified assets and loan allowance for credit losses	◾ Trust Department operations

Committees of the Board of Directors

The Board has four (4) standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board committees consist of the Audit Committee, Compensation Committee, Nominating Committee, and Risk Committee. In accordance with SEC rules and NASDAQ listing standards, the Board, at the recommendation of the Nominating Committee, determines that each of the Board committee members on the Audit Committee, Compensation Committee, and Nominating Committee meets the definition of “independent director” and satisfies the SEC and NASDAQ listing standards for service on the Board committees on which each serve, including that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. In making these determinations, the Nominating Committee and the Board consider all relevant factors.

Charters for each Company Board committee, as well as the Code of Conduct and Ethics Policy, are available on the Company’s website at www.republicbank.com. The information contained on Republic’s website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The table below details current membership for each of the standing Board committees as of March 14, 2025:

Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
Yoania Cannon	Timothy S. Huval	Jennifer N. Green	Jennifer N. Green*
Timothy S. Huval	Ernest W. Marshall, Jr.*	Heather V. Howell	W. Kennett Oyler, III
W. Patrick Mulloy, II	Vidya Ravichandran	Ernest W. Marshall, Jr.	Logan M. Pichel
Mark A. Vogt, CPA*	Mark A. Vogt	Mark A. Vogt*	Vidya Ravichandran
Alejandro Sanchez

*      Denotes Committee Chair

28	Republic Bancorp, Inc.

Audit Committee	2024 Meetings: 8

Chair:	Other Members:
Mark A. Vogt, CPA	Yoania Cannon	Timothy S. Huval	W. Patrick Mulloy, II

The Audit Committee held eight (8) meetings during 2024. The Board evaluated the credentials of and designated and appointed (i) Mark A. Vogt, CPA, as Chair of the Audit Committee and (ii) both Yoania Cannon and Mark A. Vogt, CPA, as “audit committee financial experts” as required by Section 407 of Regulation S-K of the Exchange Act. The Board adopted a written charter for the Audit Committee, which sets out the following functions and responsibilities of the Audit Committee. The Audit Committee charter is located at www.republicbank.com.

As described in the Audit Committee charter, the Audit Committee, among other things, is directly responsible for the selection, oversight, and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements, and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to the Company’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with the Company’s financial and accounting staff; the review of the activities and recommendations of the Company’s director of internal audit; and the review of the consolidated financial statements and other financial information published by the Company. The independent auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.

The Audit Committee has recommended, and the Board of Directors has approved and adopted, a Code of Conduct and Ethics Policy that applies to all Directors, Executive Officers, and associates of the Company and the Bank. The Company intends to post on its website, www.republicbank.com, any amendments to, or waivers from, its Code of Conduct and Ethics Policy for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compensation Committee	2024 Meetings: 4

Chair:	Other Members:
Ernest W. Marshall, Jr.	Timothy S. Huval	Vidya Ravichandran	Mark A. Vogt

The Compensation Committee held four (4) meetings during 2024. The Board adopted a written charter for the Compensation Committee, which sets out the following functions and responsibilities of the Compensation Committee. The Compensation Committee charter is located at www.republicbank.com.

At least annually, the Compensation Committee reviews and approves the compensation of the Executive Officers, including annual base salaries, short- and long-term (including cash-based and equity-based) incentive awards and opportunities, and perquisites or other personal benefits; corporate goals and objectives relevant to the Chair/CEO and Executive Officers’ compensation; evaluates the Chair/CEO and Executive Officers’ performance in light of those goals and objectives; and determines and approves the Chair/CEO and Executive Officers’ overall compensation levels based on this evaluation. Periodically, the Compensation Committee reviews and approves the succession plan for the Chair/CEO and the CEO/Bank; Executive Officer employment and severance arrangements; and Executive Officer change-in-control severance agreements and change-in-control provisions that affect any elements of Executive Officers’ compensation, benefits, and perquisites, and any special or supplemental compensation and benefits. The Compensation Committee also reviews and makes recommendations to the Board with respect to Director compensation.

2025 PROXY STATEMENT	29

The Compensation Committee performs the following compliance and governance functions: reviews all relevant disclosures required for this Proxy Statement; considers advisory votes on NEO compensation and the frequency of such votes; oversees the Company’s incentive compensation arrangements for all employees; determines, along with the Board, stock ownership guidelines for certain Executive Officers; and administers the Clawback Policy ensuring that the Clawback Policy complies with all applicable rules and regulations, consulting with the Audit Committee of the Board or the Company’s Chief Financial Officer, as applicable, in order to properly administer the Clawback Policy.

Nominating Committee	2024 Meetings: 1

Chair:	Other Members:
Mark A. Vogt	Jennifer N. Green	Heather V. Howell	Ernest W. Marshall, Jr.

The Nominating Committee held one (1) meeting in 2024. The Board adopted a written charter for the Nominating Committee, which sets out the following functions and responsibilities of the Nominating Committee. The Nominating Committee charter is located at www.republicbank.com.

The Nominating Committee identifies, reviews, and selects potential Director Nominees for election to the Board, which reflect, at a minimum, all applicable laws, rules, regulations, and NASDAQ listing standards. The Nominating Committee considers candidates who have a strong record of community leadership in the Company’s and the Bank’s markets. Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, and display leadership qualities including the ability to analyze and interpret bank financial statements and regulatory requirements, the competence to evaluate endeavors of an entrepreneurial nature and be able to attract new Company banking relationships. Board diversity is also considered, although the Company does not have a formal diversity policy. Recommendations of the Trager Family Members as well as prior service and performance as a Director will also be considered.

The Company does not pay a third party to assist in identifying and evaluating Director Nominees, but the Company does not preclude the potential for utilizing such services, if needed, as may be determined at the discretion of the Nominating Committee.

The Nominating Committee annually reviews and makes recommendations to the Board regarding the composition, size, and structure of the Board’s committees, including the creation of additional committees or elimination of existing committees and annually recommends to the Board the members (including specified committee chairs) of each of the Board’s committees. The Nominating Committee also recommends to the Board Director independence and Director Nominees to fill vacancies and newly created directorships on the Board, as necessary.

Risk Committee	2024 Meetings: 6

Chair:	Other Members:
Jennifer N. Green	W. Kennett Oyler, III	Logan M. Pichel	Vidya Ravichandran	Alejandro Sanchez

The Risk Committee had six (6) meetings during 2024. The Board adopted a written charter for the Risk Committee, which sets out the following functions and responsibilities of the Risk Committee. The Risk Committee charter is located at www.republicbank.com.

30	Republic Bancorp, Inc.

The Risk Committee oversees the Company’s and Bank’s enterprise risks including, but not limited to, reviewing senior management’s establishment and operation of the Company’s and Bank’s enterprise risk framework; the effectiveness of policies, procedures, processes, and systems for identifying, measuring, monitoring, mitigating, and controlling enterprise risks; the adequacy of insurance coverages; risks related to information security and cybersecurity as well as the steps taken by management to assess and mitigate such risks; the Company’s and Bank’s management of information technology and information security risks, including compliance with all applicable laws and regulations with respect to technology risk; the reporting of the Company’s material risks from cybersecurity threats, management’s process to monitor, detect, mitigate, and remediate cybersecurity incidents, and the Company’s disclosure of any cybersecurity incident deemed material as required by the SEC or any other governmental authority, as applicable; the effectiveness of management in communicating, training, and administering the Company’s risk culture across the Company; corrective actions taken by the Company’s senior management related to deficiencies identified in the Company’s risk monitoring infrastructure; and risks related to Company activities, legal and compliance, human resources, and operations, other emerging risks and management’s policies and controls of such risks.

The Risk Committee oversees the Company’s and Bank’s compliance with laws and regulations, including reviewing with the Chief Risk Officer of the Bank, other members of senior management, the independent auditor, and legal counsel, as appropriate, significant regulatory and other published reports regarding the Company or the Bank and any threatened or pending material regulatory or legal actions against the Company or the Bank; compliance and community reinvestment activity of the Bank; compliance with any and all orders or agreements entered into between the Board, the Bank, or the Bank Board of Directors, and any of the Bank’s regulatory supervisory agencies; and the activities of the Bank’s Compliance Department, including management of the Compliance Management System.

2025 PROXY STATEMENT	31

DIRECTOR COMPENSATION

The Board, upon recommendation of the Compensation Committee, determines the annual compensation of non-employee Directors each year with account taken of the time and responsibility involved in each role, including, where applicable, serving as Chair of a Board Committee. Directors who are executives of the Company receive no compensation for their Board service. See “Third-Party Consultant” below for a discussion regarding the Company’s utilization of third-party compensation consultants.

For 2024, non-employee Directors of the Company and the Bank received an annual stock retainer of approximately $25,000 (based on whole share value), cash fees of $4,000 for each Board meeting attended (unless the Director attended four (4) or fewer Board meetings in person, in which case the Director received $2,000 for each meeting virtually attended thereafter), and cash fees of $1,000 for each Board committee meeting attended, whether attended virtually or in person. On occasion, brief, typically single-issue meetings are held for which there is no compensation. The Board committee chairs received an annual committee chair retainer cash fee of $10,000 for each committee chaired.

At its May 15, 2024 meeting, the Board approved that the 2024 annual stock retainers for the Directors and Committee Chairs would be determined by using the Company’s closing stock price on that day, which resulted in each Director being awarded 460 vested shares of Class A Common Stock.

Non-employee Directors have the option of allocating their stock awards and fees into the Non-Employee Director and Key Employee Deferred Compensation Plan. Amounts deferred in the Non-Employee Director and Key Employee Deferred Compensation Plan are invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts were converted into stock equivalents on a quarterly basis during 2024. The Company does not make matching contributions for amounts deferred by the non-employee Directors. Compensation paid or deferred by Directors of Republic for services in 2024 as a Director of Republic, including amounts paid in 2024 for 2024 committee chair retainers, were as follows:

32	Republic Bancorp, Inc.

2024 Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Non-
	Fees				Qualified
	Earned	Stock		Non-Equity	Deferred	All Other
	or Paid in	Awards	Option	Incentive Plan	Compensation	Compensation
	Cash (2)	(2, 3)	Awards	Compensation	Earnings	(4)	Total
Name (1)	($)	($)	($)	($)	($)	($)	($)
Yoania Cannon	21,000	24,950	—	—	—	—	45,950
David P. Feaster	27,000	24,950	—	—	—	70,914	122,864
Jennifer N. Green	44,000	24,950	—	—	—	—	68,950
Heather V. Howell	25,000	24,950	—	—	—	—	49,950
Timothy S. Huval	34,000	24,950	—	—	—	—	58,950
Ernest W. Marshall, Jr.	39,000	24,950	—	—	—	—	63,950
W. Patrick Mulloy, II	45,000	24,950	—	—	—	—	69,950
George Nichols III	11,000	—	—	—	—	—	11,000
W. Kennett Oyler, III	30,000	24,950	—	—	—	—	54,950
Vidya Ravichandran	26,000	24,950	—	—	—	—	50,950
Michael T. Rust	11,000	—	—	—	—	—	11,000
Alejandro M. Sanchez	22,000	24,950	—	—	—	—	46,950
Susan Stout Tamme	13,000	—	—	—	—	—	13,000
Mark A. Vogt	47,000	24,950	—	—	—	—	71,950
(1)	Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, who served as Directors in 2024, are not included in this table as they are Executive Officers and received no additional compensation for their services as Directors. The compensation received by Steven E. Trager and Logan M. Pichel is included in the "Summary Compensation Table."
(2)	Of these stock awards and fees, the Directors deferred the entire amount earned, except for (1) Jennifer N. Green who was paid $22,000 in cash with the balance being deferred, (2) Timothy S. Huval who was paid $34,000 in cash with the balance being deferred, (3) Ernest W. Marshall, Jr. who was paid $3,900 in cash with the balance being deferred, (4) George Nichols III who was paid $11,000 in cash, (5) W. Kennett Oyler, III who was paid $30,000 in cash with the balance being deferred, (6) Michael T. Rust who was paid $11,000 in cash, (7) Alejandro M. Sanchez who was paid $22,000 in cash and received his stock award outright, and (8) Susan Stout Tamme who was paid $13,000 in cash.
(3)	Reflects 460 shares of Class A Common Stock awarded in 2024. Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 17 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”).
(4)	Amount reflects monthly $5,000 payments, along with expenses and monthly dues to a Florida country club, for the non-employee Director’s consulting services.

2025 PROXY STATEMENT	33

THIRD-PARTY CONSULTANT

In 2024, management retained Innovative Compensation and Benefits Concepts, an independent compensation consultant (the “Compensation Consultant”), as its compensation consultant to advise on 2025 non-employee Director compensation matters. The scope of the Compensation Consultant engagement included research, analysis, and support relating to the size of the Board and fees paid to non-employee Directors. As part of its engagement, the Consultant was asked to perform comparative assessments regarding competitive market practices and provide management with analyses, advice and recommendations concerning non-employee Directors’ compensation, including the structure, amount and form of such compensation and the competitiveness thereof, for 2025. Based on such advice and recommendation, the Compensation Committee recommended, and the Board approved, the following changes to the non-employee Director compensation program, effective January 1, 2025. The Compensation Committee has evaluated the Compensation Consultant’s independence pursuant to the NASDAQ listing standards and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by the Consultant for the Company.

34	Republic Bancorp, Inc.

EXECUTIVE OFFICERS

Set forth below is information about the Executive Officers as of December 31, 2024, other than Steven E. Trager, A. Scott Trager, Logan M. Pichel, and Andrew Trager-Kusman, each of whom is also a Director Nominee and discussed above.

Christy A. Ames	Age: 52
Position with the Company and the Bank: Secretary of the Company and the Bank; EVP, General Counsel

Christy A. Ames joined Republic Bank & Trust Company on January 2, 2018 as the Bank’s Senior Vice President, General Counsel. She also serves as the Secretary for the Bank and the Company. Ms. Ames has represented financial institutions for over twenty years, most recently serving as a member at Stites & Harbison, PLLC and Chair of the firm’s Financial Institution Litigation Sub Group and as General Counsel for First Residential Mortgage Network, Inc. d/b/a SurePoint Lending. In January 2022, Ms. Ames was named an EVP of the Bank.

Steven E. DeWeese	Age: 56
Position with the Bank: EVP, Managing Director of Commercial and Private Banking

Steven E. DeWeese joined the Company in 1990 and has held various positions within the Company since then. In 2000, he was promoted to SVP. In 2003, he was promoted to Managing Director of Business Development. In 2006, he was promoted to Managing Director of Retail Banking, and in January 2010 he was promoted to EVP of the Company. In 2019, he was named the Company’s Managing Director of Private and Business Banking.

Juan M. Montano	Age: 55
Position with the Bank: EVP, Chief Mortgage Banking Officer

Juan M. Montano has served as the Bank’s EVP and Chief Mortgage Banking Officer since 2018. He previously served as SVP and Managing Director of Mortgage Lending from 2015 to 2018. He joined the Company in 2009 as SVP and Managing Director of Finance.

William R. Nelson	Age: 61
Position with the Bank: President of RPG

William R. Nelson has served as President of Republic Processing Group since 2007. He previously served as Director of Relationship Management of HSBC, Taxpayer Financial Services, in 2004 and was promoted to Group Director — Independent Program in 2006 through 2007. He previously served as Director of Sales, Marketing and Customer Service with the Bank from 1999 through 2004.

Anthony T. Powell	Age: 57
Position with the Bank: EVP, Chief Credit Officer

Anthony T. Powell joined the Company in 1999 as VP. In 2001, he was promoted to SVP and Senior Commercial Lending Officer. In 2005, he was promoted to SVP and Managing Director of Business Lending. In 2015, he assumed responsibility for the Retail Banking division of the Company and was named SVP and Chief Credit and Retail Officer. In January 2017, he was named EVP and Chief Lending Officer.

2025 PROXY STATEMENT	35

John T. Rippy	Age: 64
Position with the Bank: Assistant Secretary of the Company and the Bank; EVP, Chief Risk Officer

John T. Rippy joined the Company in 2005 as SVP and Risk Management Officer. In 2009, he was named SVP and Chief Legal and Compliance Officer. In 2013, he was named SVP and Chief Risk Management Officer. In 2018, he was named EVP and Chief Risk Officer. He also serves as assistant Secretary of the Company.

Kevin D. Sipes	Age: 53
Position with the Bank: EVP, CFO, and Chief Accounting Officer of the Company and Bank

Kevin D. Sipes joined the Company in 1995 and has served as EVP and Treasurer of Republic and the Company since 2002 and CFO of Republic and the Company since 2000. He began serving as Chief Accounting Officer of the Company in 2000.

JeffREY A. Starke	Age: 47
Position with the Bank: EVP, Chief Information and Operating Officer

Jeffrey A. Starke joined Republic Bank & Trust Company on July 19, 2021 as the Bank’s Executive Vice President, Chief Information Officer and became the Bank’s Chief Information and Operations Officer in 2024. He has held various technological and operational roles in the financial services vertical for over 20 years. Prior to joining Republic, he served from 2010 to 2021 at Bank OZK, most recently as Chief Technology Officer and Chair of the Information Systems Steering Committee.

A
Cheryl M. VanAllen	Age: 45
Position with the Bank: EVP, Chief People Officer

Cheryl M. VanAllen joined the Company in 2024 as the Bank’s Chief People Officer. Prior to joining Republic, she served various roles from 2013 to 2024 at Yum! Brands, where she most recently led talent strategy & people analytics for the KFC US market. Cheryl has over 20 years of experience in Human Resources and held a variety of roles at UPS prior to her time at Yum! Brands.

Margaret S. Wendler	Age: 70
Position with the Bank: EVP, Chief Human Resources Officer

Margaret S. Wendler joined the Company in 1996. She has served the Company in human resources since 2005. Most recently, in 2019 she was named Chief Human Resources Officer. In 2021, she was also named an EVP of the Bank.

36	Republic Bancorp, Inc.

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation of its Named Executive Officers, as disclosed in this Proxy Statement.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enable our shareholders to vote to approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2025 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies, and practices described in this Proxy Statement. As previously discussed in this Proxy Statement, a primary objective of Republic’s executive compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives while maximizing Republic’s shareholders’ investment in the Company. Republic seeks to accomplish this goal in a way that rewards performance and is aligned with Republic’s shareholders’ long-term interests. Republic believes that its executive compensation program satisfies our compensation objectives.

As an advisory vote, this proposal is not binding on us and should not be construed as overruling any decision of the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering its executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. If there are a significant number of negative votes, Republic will seek to understand the concerns that influenced the vote and intends to address them in making future compensation decisions.

Shareholder Approval

If a quorum is present, this Proposal 2 will be approved if the votes cast for the non-binding advisory vote on the compensation of our Named Executive Officers exceed the votes cast against.

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is comprised of four (4) Independent Directors, is responsible for approving the compensation of the NEOs and NEO compensation policies. The Company does not separately compensate the NEOs, all of whom are Executive Officers of the Bank and are compensated directly by the Bank for their services.

Following is a list of the Company’s 2024 NEOs along with other pertinent information as of December 31, 2024:

Named Executive Officer Age
	Steven E. Trager (Chair/CEO) 64	Logan M. Pichel (CEO/Bank) 60	Kevin D. Sipes (CFO) 53	William R. Nelson (President of RPG (Pres/RPG) 61	Jeffrey A. Starke (Chief Information and Operating Officer) (CIOO) 47
Company Office	Executive Chair and Chief Executive Officer	Not Applicable	Chief Financial Officer	Not Applicable	Not Applicable
Bank Office	Executive Chair	President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	President of RPG	Executive Vice President and Chief Information and Operating Officer
Immediate Supervising Executive	Not Applicable	Chair/CEO	CEO/Bank	Chair/CEO	CEO/Bank
Area of Management	Company and Bank	Bank	Company and Bank	RPG	Bank
Proposer of 2024 Compensation Package	Chair/CEO	Chair/CEO	Chair/CEO and CEO/Bank	Chair/CEO	Chair/CEO and CEO/Bank

38	Republic Bancorp, Inc.

Objectives of the Company’s Compensation Program.

The philosophy of the Company’s Compensation Program is to establish and maintain suitable financial compensation and rewards for job performance that principally focus on the degree to which the Company’s profit objectives, as outlined in the Company’s budget, have been met or substantially met. The Company’s Compensation Program also seeks to properly incentivize certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations. We believe that the objectives of the Company’s Compensation Program are reflected in what we do and do not do in terms of pay policies and practices.

What we do	what we do not do

● Desi ● ●	● ●
●
Design compensation mix to link pay to job, business unit, and Company performance
●
Assign goals to certain NEOs in the primary areas of loan and deposit growth, loan loss control, risk management, regulatory control, customer service, product development, and operations
●
Maintain stock ownership requirements for the NEOs and Directors
●
Dedicate significant time each year to robust executive succession planning and leadership development
●
Maintain a clawback policy

●
Offer employment agreements to the NEOs
●
Provide gross-up payments to cover excess parachute payment excise taxes for the NEOs
●
Allow derivative or speculative transactions with Company stock, such as hedges, pledges and margin accounts, by the NEOs and Directors

Most Recent Say-on-Pay Results

Most Recent Say-on-Pay Results

The Company most recently held an advisory say-on-pay vote at its April 20, 2023 annual meeting of shareholders. The Company’s shareholders approved the compensation of the NEOs, with over 99% of shareholder votes cast (including abstentions) voting in favor of the say-on-pay proposal. The Compensation Committee and the Board viewed these results as evidence that the Company’s shareholders continue to support the Company’s NEO compensation policies and practices.

99%

2025 PROXY STATEMENT	39

Compensation Elements.

The Company’s Compensation Program has four (4) principal elements: Base Salary Compensation Program, Bonus Incentive Compensation Program, Stock Incentive Program, and Non-Employee Director and Key Employee Deferred Compensation Plan. The Base Salary Compensation Program and the Company’s Bonus Incentive Compensation Program are annual programs. Stock incentives under the Stock Incentive Program may be awarded any time during the year subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee. For a description of the Non-Employee Director and Key Employee Deferred Compensation Plan, see the accompanying description in the “Nonqualified Deferred Compensation” table herein.

Chair/CEO PAY MIX	AVG. NEO PAY MIX (excluding Chair/CEO)

The charts above are based on the amounts reported in the Summary Compensation Table below. The NEOs also participate in Company-wide employee benefit plans and typically are rewarded, as part of their base compensation, with additional selected customary business-related perquisites such as, by way of example, car allowances and country club memberships. The Company also maintains Change in Control Severance Agreements with its NEOs.

2024 Compensation Component Summary

	Additional Explanation	Pay Mix
Base Salary Compensation Program	The primary purpose of base salary is to recognize and reward overall responsibilities, performance, experience, and established skills.	Chair/CEO – 51% of 2024 pay mix NEOs* – 45% of 2024 pay mix
Bonus Incentive Compensation Program

An annual cash bonus program that rewards the NEOs for the achievement of short-term financial and operational goals that drive Gross Operating Profit (“GOP”) and shareholder value, as well as individual performance.

Chair/CEO – 44% of 2024 pay mix NEOs* – 26% of 2024 pay mix
Stock Incentive Program

Granted from time to time to provide the NEOs with incentives to maximize the Company’s GOP, as well as to provide retention incentives.

May be awarded any time during the year subject to the recommendation of the Chair/CEO and CEO/Bank and the approval of the Compensation Committee.

NEOs* - 25% of 2024 pay mix
Non-Employee Director and Key Employee Deferred Compensation Plan	Matching contributions are made for the NEOs designed to provide retention incentives and to balance the NEOs’ interests with those of the Company’s shareholders.	NEOs* – 2% of 2024 pay mix
Other

Company-wide employee benefit plans. Typically included as part of the base compensation, additional selected customary business-related perquisites would include car allowances and country club memberships.

Chair/CEO – 5% of 2024 pay mix NEOs* – 2% of 2024 pay mix *Excluding Chair/CEO

40	Republic Bancorp, Inc.

Purpose of the Company’s Compensation Elements

Base Salary Compensation Program.

The primary purpose of the Base Salary Compensation Program component of the Company’s Compensation Program is to recognize and reward overall responsibilities, performance, experience, and established skills. Changes in base salary result primarily from comparison against peers, individual and Company performance, internal equity considerations, value to the organization, promotions, and the NEO’s specific responsibilities compared to market.

Bonus Incentive Compensation Program.

After considering the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee sets the Bonus Incentive Compensation Program goals, in terms of both incentives to be paid and GOP profit goals, at the beginning of the Company’s fiscal year (except for the Pres/RPG whose goals are set later in the Company’s fiscal year based on RPG’s different fiscal year calendar). The Bonus Incentive Compensation Program goals are designed to provide the NEOs with incentives to improve both short-term and long-term Company performance.

Stock Incentive Program.

Stock Incentive Program compensation awards are also granted occasionally to provide the NEOs with incentives to maximize the Company’s GOP and provide retention incentives.

Non-Employee Director and Key Employee Deferred Compensation Plan.

Matching contributions are made for the NEOs under the Non-Employee Director and Key Employee Deferred Compensation Plan to provide retention incentives.

Establishment of Compensation Levels

The Company’s compensation elements are generally competitive with similar employment opportunities or positions in similarly sized companies. The Chair/CEO has traditionally made specific executive compensation recommendations to the Compensation Committee on all NEO compensation elements, including his own.

The Chair/CEO and CEO/Bank jointly make compensation recommendations to the Compensation Committee regarding the compensation of the NEOs, except that the Chair/CEO singularly continues to provide recommendations regarding his own (the Chair/CEO’s) and the CEO/Bank’s compensation to the Compensation Committee. However, the Chair/CEO may not be present during the Compensation Committee’s voting or deliberations on the Chair/CEO’s own compensation.

PEER DATA

The Compensation Committee historically has not relied solely on benchmarking to determine its compensation elements; rather, the Compensation Committee has given consideration to the recommendations of the Chair/CEO and the CEO/Bank. The Compensation Committee annually reviews various peer data to determine if compensation levels are within reasonable ranges as compared to those peer levels. In 2024, the Compensation Committee considered compensation data from the following peers, which consist of publicly traded bank holding companies and/or banks with a relatively similar market capitalization, business units, and asset size:

◾	Metropolitan Commercial Bank (NYSE: MCB)
◾	Green Dot Corporation (NYSE: GDOT)
◾	Pathward Financial, Inc. (formerly known as MetaBank) (NASDAQ: CASH)
◾	The Bancorp, Inc. (NASDAQ: TBBK)
◾	Lakeland Financial Corp. (NASDAQ: LKFN)
◾	Community Trust Bancorp, Inc. (NASDAQ: CTBI)

2025 PROXY STATEMENT	41

◾	1st Source Corporation (NASDAQ: SRCE)
◾	Park National Corporation (NYSEAMERICAN: PRK)
◾	FB Financial Corporation (NYSE: FBK)
◾	Stock Yards Bancorp, Inc. (NASDAQ: SYBT)
◾	Premier Financial Corp (NASDAQ: PFC)
◾	German American Bancorp, Inc. (NASDAQ: GABC)
◾	First Savings Financial Group, Inc. (NASDAQ: FSFG)
◾	City Holding Company (NASDAQ: CHCO)
◾	Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Metropolitan Commercial Bank, Green Dot Corporation, Pathward Financial, Inc. (formerly known as MetaBank), and The Bancorp, Inc. are included in the peer group specifically for Pres/RPG due to their similar lines of business to RPG. After review of the peer data, the Compensation Committee made no additional compensation adjustments from the Chair/CEO’s and CEO/Bank’s recommendations. The companies added to the peer group in 2024 include The Bancorp, Inc. and Seacoast Banking Corporation of Florida.

THIRD-PARTY CONSULTANT

The Compensation Committee generally does not, and in 2024 did not, directly engage a third-party executive compensation consultant for NEO compensation analysis.

PRIMARY METRIC IN NEO COMPENSATION DETERMINATION

GOP for the total Company is the primary metric in determining most NEO compensation. (GOP is defined as “net income before income tax expense” in accordance with U.S. generally accepted accounting principles (“GAAP”)). However, even if certain performance-based metrics, where applicable, are not satisfied, compensation may still be increased or awarded to the NEOs based on other factors.

With respect to the Base Salary Compensation Program, if the Company’s financial performance is deemed acceptable in the view of the Chair/CEO and the CEO/Bank, regardless of whether or not the Company’s GOP goals are met, annual increases to base salary are typically, but not always, recommended in response to generally recognized cost of living factors and as a reward for acceptable performance. While the Compensation Committee considers cost of living adjustments when evaluating base salary, such adjustments are not automatic but are also dependent on satisfactory earnings and other performance factors. The Compensation Committee does not apply any formula or measurement in making these determinations.

For the Bonus Incentive Compensation Program, GOP has historically been, and continues to be, the primary factor taken into account when determining bonuses. Personal performance is also taken into account when determining bonuses. The Compensation Committee, Chair/CEO, and CEO/Bank are each authorized to recommend adjustments in the terms and conditions of, and the criteria included in the achievement of, the Bonus Incentive Compensation Program. The Chair/CEO and the CEO/Bank make recommendations to the Compensation Committee in recognition of unusual, extraordinary, or nonrecurring events. These events affecting the performance of the NEOs, the Company, or the financial statements of the Company could include, but are not limited to:

◾	acquisitions and dispositions of businesses and/or assets;
◾	a health or environmental crisis;
◾	changes in applicable laws, regulations, accounting principles, tax rates, or business conditions;
◾	unpredicted changes in economic and business conditions, including the interest rate environment; and
◾	any other circumstances deemed relevant.

42	Republic Bancorp, Inc.

The Company’s Base Salary Compensation Program

2024 NEO Base Salaries.

After considering the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2024 along with their respective percentage increases over the prior year as shown in the table below.

		Approximate %
Named Executive Officer	2024 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$460,000	2.0%
Logan M. Pichel (CEO/Bank)	$676,260	2.0%
Kevin D. Sipes (CFO)	$380,000	2.1%
William R. Nelson (Pres/RPG)	$405,000	1.3%
Jeffrey A. Starke (CIOO)	$391,000	2.0%
(1)	Amounts shown represent annualized base salaries for the 2024 calendar year with changes over the previous calendar year’s annualized base salaries, except for the Pres/RPG, which represents his annualized base salary for the RPG 2023-2024 fiscal year (October 2023-September 2024) and its change over his previous annualized base salary for the RPG 2022-2023 fiscal year. These amounts differ from the amounts shown in the Summary Compensation Table below because the amounts in the Summary Compensation Table reflect mid-year increases and are not annualized.

2025 NEO Base Salaries.

After considering the recommendation of the Chair/CEO and CEO/Bank, the Compensation Committee approved the annual base salaries for the NEOs for 2025 based on 2024 performance and other competitive factors, along with their respective percentage increases over the prior year as shown in the table below.

		Approximate %
Named Executive Officer	2025 Salary ⁽¹⁾	Increase Over Prior Year
Steven E. Trager (Chair/CEO)	$475,000	3.3%
Logan M. Pichel (CEO/Bank)	$700,000	3.5%
Kevin D. Sipes (CFO)	$390,000	2.6%
William R. Nelson (Pres/RPG)	$425,000	1.2%
Jeffrey A. Starke (CIOO)	$400,000	2.3%
(1)	Amounts shown represent annualized base salaries for the 2025 calendar year with changes over the previous calendar year’s annualized base salaries, except for the Pres/RPG, which represents Pres/RPG’s annualized base salary for the RPG 2024-2025 fiscal year (October 2024 – September 2025) and its change over his previous annualized base salary for the RPG 2023-2024 fiscal year (October 2023 – September 2024).

The Company’s Bonus Incentive Compensation Program

BONUS INCENTIVE COMPENSATION PROGRAM GENERALLY

The Bonus Incentive Compensation Program is designed to reward those individuals who contribute through their own performance and their influence on others to achieve and exceed the Company’s financial goals, and to a lesser extent, other goals that target performance in areas required to run a successful banking operation.

2025 PROXY STATEMENT	43

Company stock performance is not a component of evaluation for the purpose of the NEOs’ Bonus Incentive Compensation Program. Republic’s stock is thinly traded with a low average daily stock trading volume that can lead to significant price swings when even a relatively small number of shares are being traded. Therefore, Republic share prices might not accurately reflect Republic management’s efforts and work.

Ultimately, the Compensation Committee believes that reasonable and consistent earnings over time will translate into appropriate and favorable stock performance. The Compensation Committee’s policies are not designed to encourage the NEOs to manage the Company on a quarter-to-quarter time horizon or even over a one-year period. Investment in capital improvements, product development, and new market expansion can act to reduce short-term profits while providing for a larger future, longer-term profit potential and/or provide for the long-term soundness and sustainability of the Company’s operations and, thus, its long-term profit potential. All of these factors are considered by the Compensation Committee in its subjective annual evaluation process and deliberations.

STRUCTURE OF PROGRAM

The amount of incentive compensation or bonus awarded to the NEOs is determined by the Compensation Committee and is based primarily on budget goals and individual performance. The “Entry Level” and “Maximum Level” budget goals are designed to be a challenge to meet, particularly for the “Maximum Level” performance tier, but the budget goals and the tiers associated with those goals are not set to be impractical or impossible to achieve. The Company’s budgeted goals should not be relied upon by any investor or shareholder as an indication of management’s prediction of its future financial performance.

The Compensation Committee also evaluates the Company’s Bonus Incentive Compensation Program for compliance with applicable regulatory guidance regarding incentive compensation and responsible sales practices.

PRIMARY METRIC

GOP for the total Company remains the central and most important metric in evaluating and determining most NEO compensation for the Bonus Incentive Compensation Program. Individual performance is also a strong component.

For 2024, the Compensation Committee considered the GOP of the total Company (“Total Company GOP”) for the Bonus Incentive Compensation Program award of the Chair/CEO, CEO/Bank, CFO, and CIOO. For October 2023 – September 2024, the Compensation Committee primarily considered the GOP of RPG (“RPG GOP”) for the Bonus Incentive Compensation award of the Pres/RPG.

The Company’s Bonus Incentive Compensation Program is flexible in design and considers factors beyond the control of any NEO in determining the amount of compensation to be paid to a particular NEO in any given year. Financial goals, while central and important, are not the sole factor in determining achievement. If the applicable GOP or non-GOP-related goals are not fully achieved, then, as previously disclosed, a percentage of a potential incentive payout may be awarded based on intervening factors, such as, but not limited to, individual performance, economic factors, regulatory changes impacting profit objectives, or management decisions that may impact current profitability, normally made in return for the potential for greater long-term profitability. A percentage of the total bonus potential may be awarded to the NEOs even if certain GOP goals stated in the NEOs’ Bonus Incentive Compensation Program agreements are not fully achieved. According to the bonus agreement with each NEO, the Bonus Incentive Compensation Program potential is subject to amendment, including either upward or downward, at the recommendation of the Chair/CEO and CEO/Bank, subject to the approval of the Compensation Committee.

44	Republic Bancorp, Inc.

2024 Bonus Incentive Compensation Program Award for THE neos

For 2024, the Bonus Incentive Compensation Program awards for the NEOs and related factors are outlined in the table below:

				Maximum	Percent of
Named		Entry	Maximum	Incentive	Payout	Incentive
Executive	Performance	Level	Level	Payout	Potential	Payout
Officer	Criteria	Goal	Goal	Potential	Awarded	Award
Steven E. Trager (Chair/CEO)	Total Company GOP	Achieved	Achieved	$400,000	100%	$400,000
Logan M. Pichel (CEO/Bank)	Total Company GOP	Achieved	Achieved	$500,000	100%	$500,000
Kevin D. Sipes (CFO)	Total Company GOP	Achieved	Achieved	$175,000	100%	$175,000
William R. Nelson (Pres/RPG)	RPG GOP	Not Achieved	Not Achieved	$375,000	60%	$225,000
Jeffrey A. Starke (CIOO)	Total Company GOP	Achieved	Achieved	$175,000	100%	$175,000

2024 Bonus Incentive Compensation Program Award for CHAIR/CEO, CEO/BANK, CFO, AND CIOO

The Bonus Incentive Compensation Program potentials for the Chair/CEO, CEO/Bank, CFO, and CIOO are tied to the Total Company GOP. At its January 2024 meeting, under the 2024 Bonus Incentive Compensation Program, the Compensation Committee at the recommendation of the Chair/CEO and CEO/Bank, approved the following GOP goals:

Bonus Incentive	Percentage of Bonus	Approximate Total
Compensation Program	Incentive Compensation	Company
Level Objective	Program Potential	GOP Goal (Millions)
Entry Level	70%	$120
Mid-Level	85%	$124
Maximum Level	100%	$128

For the 2024 fiscal year, based on the factors discussed above, the Compensation Committee determined that the Total Company GOP was achieved at the Maximum Level. This resulted in the NEOs with bonuses tied to Total Company GOP, including the Chair/CEO, CEO/Bank, CFO, and CIOO, receiving 100% of their Bonus Incentive Compensation Program potential as follows:

Bonus Incentive
Compensation Program
Award (Maximum Level
Named Executive Officer	Objective of 100%)
Chair/CEO	$400,000
CEO/Bank	$500,000
CFO	$175,000
CIOO	$175,000

2024 Bonus Incentive Compensation Program Award for PRES/RPG

Unlike other NEOs, whose goals were based on the Company’s fiscal year of January 1 through December 31, 2024, the Pres/RPG had goals based on RPG’s measurement period from October 1, 2023 through September 30, 2024, primarily due to the seasonal nature of RPG’s Tax Refund Solutions line of business (the “2023-2024 Measurement Period”).

2025 PROXY STATEMENT	45

The Bonus Incentive Compensation Program potential for the Pres/RPG is tied to the RPG GOP. For the 2023-2024 Measurement Period, at its October 10, 2023 meeting, the Compensation Committee, at the recommendation of the Chair/CEO and CEO/Bank, set the RPG GOP objectives at the following:

	Bonus Incentive		RPG GOP
Bonus Incentive Compensation	Compensation	Percentage of	for 2023-2024
Program Level Objectives	Program Potential	Maximum Level	Measurement Period (Millions)
Entry Level	$225,000	60%	$55
Mid-Level	$300,000	80%	$60
Maximum Level	$375,000	100%	$65

For the 2023-2024 Measurement Period, after taking into account any extraordinary efforts made by the NEO and based on the factors discussed above, the Compensation Committee determined that the RPG GOP was achieved at the Entry Level. This resulted in Pres/RPG with a bonus tied to RPG GOP receiving 60% of his Bonus Incentive Compensation Program potential.

The Company’s Stock Incentive Plan and Non-Employee Director and Key Employee Deferred Compensation Plan

The Company’s primary form of equity-based incentive compensation historically has been stock options and restricted stock awards. The Company historically used this type of compensation due to previously favorable accounting and tax treatment. Stock option and restricted stock awards also are granted by most of the Company’s competitors, and the Compensation Committee believes stock option and restricted stock awards are an expectation of business executives in Republic’s marketplace. Despite the ramifications from the adoption of the FASB ASC Topic 718, the Compensation Committee believes that stock option awards, as well as restricted stock awards, and performance stock units (“PSUs”) serve as favorable retention tools and enhance the Company’s ability to maintain the employment of its high performing executives.

In the view of the Compensation Committee, the significant stock holdings of the Chair/CEO and his related interests provide material executive motivation to not only preserve but to grow shareholder value, particularly long-term shareholder value. Therefore, stock awards have not been traditionally awarded to the Chair/CEO.

Any equity incentives for the NEOs are typically recommended to the Compensation Committee by the Chair/CEO and CEO/Bank. (See “Establishment of Compensation Levels” above for a discussion of the factors that may be considered in determining the level of annual equity incentives granted to the NEOs.)

2024 AND 2025 AWARDS UNDER THE COMPANY’S 2015 STOCK INCENTIVE PLAN

The Republic Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) provides for stock option grants and various types of stock awards, including nonqualified stock options (“NQSOs”), incentive stock options, shares of restricted stock, and PSUs as part of its long-term incentive program (“LTIP”). As discussed below and further described under Proposal 3 of this Proxy Statement, the Compensation Committee and the Board have presented for shareholder approval the Republic Bancorp, Inc. 2025 Stock Incentive Plan (the “2025 Plan”). If the 2025 Plan is approved by the Company shareholders and becomes effective, no additional grants will be made under the 2015 Plan.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, in fiscal 2024, the Company did not grant awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the filing of a Form 10-Q or 10-K or filing or furnishing of a Form 8-K that discloses material nonpublic information. In the event the Company determines to grant new awards of such options, the Board or the Compensation Committee, as applicable, will evaluate the appropriate steps to take in relation to the foregoing. The Compensation Committee typically grants equity awards to NEOs during its regularly scheduled meeting early in the fiscal year. However, the

46	Republic Bancorp, Inc.

timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new-hires. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Compensation Committee does not time the release of material nonpublic information to affect the value of executive compensation.

2024 LTIP Awards

On January 16, 2024, the Compensation Committee awarded Equity Awards to certain NEOs, including the CEO/Bank, CFO, Pres/RPG, and CIOO.

The CEO/Bank was granted the following:

●	5,733 shares of restricted stock, vesting January 1, 2027;

●	3,830 target PSUs; and

●	17,937 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

The CFO and Pres/RPG were granted the following:

●	476 shares of restricted stock, vesting January 1, 2027;

●	957 target PSUs; and

●	4,484 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

The CIOO was granted the following:

●	594 shares of restricted stock, vesting January 1, 2027;

●	1,196 target PSUs; and

●	5,605 NQSOs, that vest and become exercisable between January 1, 2027 and January 1, 2030.

See the “Grants of Plan-Based Awards Table” below for the specific vesting schedule of the awards.

2025 PROXY STATEMENT	47

The awarded PSUs were settled in early 2025 by the issuance of shares of restricted stock (shares generally subject to forfeiture if employment ends before January 1, 2027) based on the Company’s achievement of certain return on average assets (“ROAA”) percentage of greater than or equal to 1.47% and an efficiency ratio of less than or equal to 52.68%. In addition, in order to receive a payout based on either the ROAA percentage or efficiency ratio goals, the Company needed to maintain its ranking for that particular category among a group of selected peers predicated on a 2024 baseline. Finally, the PSU amounts paid out are based on the Company’s ROAA or efficiency ratio relative to peers. The 2024 PSU opportunities for each NEO were as follows:

	Recommended Goals
	50%	100%	150%
Category	Payout	Payout	Payout	Goal Measurement

Return on Average Assets (ROAA)	1.47%	1.47%	1.47%	Full Year 2024 ROA
Quartile Ranking	3rd Quartile	2nd Quartile	1st Quartile	Ranking Compared to Peer

Efficiency Ratio	54.50%	54.50%	54.50%	Full Year 2025 Efficiency Goal
Quartile Ranking	3rd Quartile	2nd Quartile	1st Quartile	Ranking Compared to Peer

The Company’s ROAA was in the first quartile of peers and the Company’s efficiency ratio was in the third quartile of peers. The amounts paid under the PSUs are shown in the table below. All shares of stock issued under the PSUs or as shares of restricted stock are required to be held by the NEOs for a period of two (2) years after the January 1, 2027 vesting date.

Achievement of goals are reflected in the below chart:

	ROAA Actual 1.47%			Efficency Ratio Actual 52.68%
	3rd Quartile of Peer	2nd Quartile of Peer	1st Quartile of Peer	3rd Quartile of Peer	2nd Quartile of Peer	1st Quartile of Peer
Executive	50% Payout	100% Payout (Target)	150% Payout	50% Payout	100% Payout (Target)	150% Payout	Total Payout
Logan M. Pichel (CEO/Bank)			2,873	957			3,830
William R. Nelson (Pres/RPG)			718	239			957
Kevin D. Sipes (CFO)			718	239			957
Jeffrey A. Starke (CIOO)			897	299			1,196

2025 LTIP Awards

On January 15, 2025, the Compensation Committee awarded shares of restricted stock, PSUs, and NQSOs (collectively, “Equity Awards”) to certain NEOs, including the CEO/Bank, CFO, Pres/RPG, and CIOO.

The CEO/Bank was granted the following:

●	2,759 shares of restricted stock, vesting January 1, 2028;
●	2,759 target PSUs; and
●	12,978 NQSOs, that vest and become exercisable between January 1, 2028 and January 1, 2031.

The CFO and Pres/RPG were each granted the following:

●	689 target PSUs; and
●	3,244 NQSOs that vest and become exercisable between January 1, 2028 and January 1, 2031.

The CIOO was granted the following:

●	862 target PSUs; and
●	4,055 NQSOs that vest and become exercisable between January 1, 2028 and January 1, 2031.

48	Republic Bancorp, Inc.

The awarded PSUs are scheduled to vest and be settled in early 2026 by issuance of shares of restricted stock (shares generally subject to forfeiture if employment ended before December 31, 2026) based on performance goals similar to those disclosed above for 2024. All shares of stock issued under the PSUs or as shares of restricted stock must be held by the NEOs for a period of two (2) years after the vesting date.

Stock Ownership Requirements

The Board of Directors and Compensation Committee have set stock ownership guidelines for the CEO/Bank, CFO, Pres/RPG, and CIOO requiring them to own a minimum of two (2) times their base salaries in Company stock within five (5) years from January 2021. All shares of stock issued under the PSUs or as shares of restricted stock must be held by the officer for a period of two (2) years after the grant date, and all shares issued pursuant to NQSOs must be held for a period of two (2) years following the exercise date.

Anti-Hedging Provision

The Company has an insider trading policy that, among other things, prohibits all of its employees (including Executive Officers) and Directors from engaging in hedging transactions in the Company’s shares. Hedging transactions can be accomplished through a number of ways, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. Such transactions may permit a Director, Executive Officer, or associate to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, Executive Officer, or associate may no longer have the same objectives as the Company’s other shareholders. Therefore, Directors, Executive Officers, and associates are prohibited from engaging in any hedging transactions.

CLAWBACK POLICY

Republic maintains a policy required by the rules of NASDAQ and the SEC providing that, subject to certain exemptions provided by the rules of NASDAQ and the SEC, in the event that the Company is required to prepare certain accounting restatement, it will recover certain incentive based-compensation received by (i) any current or former Executive Officer that was based upon the attainment of a financial reporting measure and (ii) that was erroneously received during the three (3) year period preceding the date that the restatement was required.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction to certain publicly-held corporations for any remuneration in excess of $1 million paid in any taxable year to their chief executive officer, chief financial officer, and certain other current and former highly compensated officers that qualify as covered employees within the meaning of Section 162(m) of the Code. The Compensation Committee has previously considered tax deductibility when structuring our executive compensation arrangements for our current and former executive officers. However, the Compensation Committee may, in its judgment, pay compensation that is not fully tax deductible to the extent it determines that doing so is appropriate to attract and retain executive talent or to meet other business needs. The Compensation Committee intends to continue to compensate our current and former executive officers, including the NEOs, in a manner consistent with our best interests and the best interests of our shareholders.

TAXATION OF “PARACHUTE” PAYMENTS AND DEFERRED COMPENSATION

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that the NEO might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant equity interests in our Company, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control of our Company that exceeds certain prescribed limits and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

2025 PROXY STATEMENT	49

Change in Control Severance Agreements

In furtherance of its long-term incentive objectives, the Company maintains Change in Control Severance Agreements with the NEOs (collectively, “Change in Control Agreements”). At its January 24, 2024 meeting, the Board of Directors approved an amendment to the CEO/Bank’s Change in Control Agreement (the “Amendment”). The Change in Control Agreements include two (2) year non-compete, non-solicitation, and confidentiality clauses that apply whether or not a change in control occurs and incorporate restrictive covenants into each equity award.

See “Post-Employment Compensation” below for a description of these arrangements, including the Amendment and the estimated payments and benefits.

Non-Employee Director and Key Employee Deferred Compensation Plan

To further tie executives’ interests with those of the Company’s shareholders, stock reserved for issuance under the 2015 Plan (as will be the case for the 2025 Plan, if approved by the Company’s shareholders) is also used to cover payment in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan, which provides for matching of the NEOs’ deferrals. Both voluntary deferrals and such matching are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. See the “Nonqualified Deferred Compensation” section in this Proxy Statement for a more detailed description of the Non-Employee Director and Key Employee Deferred Compensation Plan.

50	Republic Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ernest W. Marshall, Jr./Chair

Timothy S. Huval

Vidya Ravichandran

Mark A. Vogt

2025 PROXY STATEMENT	51

2024 SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation received by the NEOs for the fiscal year ended December 31, 2024:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive Plan	Deferred	All Other
				Stock	Option	Compensation	Compensation	Compensation
Name and Principal		Salary	Bonus	Awards (1)	Awards (1)	(2)	Earnings (3)	(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Steven E. Trager (Chair/CEO)	2024	459,326	—	—	—	400,000	—	48,204	907,530
	2023	450,320	—	—	—	240,000	—	46,067	736,387
	2022	441,657	40,000	—	—	280,000	—	42,695	804,352
Logan M. Pichel (CEO/Bank)	2024	675,240	—	495,978	172,959	500,000	—	22,849	1,867,026
	2023	662,000	—	431,628	207,436	300,000	—	22,000	1,623,064
	2022	650,000	50,000	556,629	202,694	350,000	—	20,544	1,829,867
Kevin D. Sipes (CFO)	2024	379,389	—	95,575	43,237	175,000	—	26,449	719,650
	2023	371,520	—	75,818	51,857	105,000	—	26,100	630,295
	2022	364,341	92,500	108,560	50,668	122,500	—	24,644	763,213
William R. Nelson (Pres/RPG)	2024	408,077	—	95,575	43,237	225,000	—	15,705	787,594
	2023	400,769	—	75,818	51,857	180,000	—	15,071	723,515
	2022	394,935	292,500	108,560	50,668	—	—	14,087	860,750
Jeffrey A. Starke (CIOO)	2024	390,410	—	113,158	54,047	175,000	—	16,316	748,931
	2023	382,616	—	88,512	64,821	105,000	—	15,862	656,811

(1)	Amounts shown represent the aggregate grant date fair values computed in accordance with ASC, Topic 718. See table “Grants of Plan Based Awards During 2024” in this Proxy Statement for a detail listing for more information on each award grant. For a discussion of the assumptions used in determining these values, see Note 16 of the financial statements in the 2024 10-K.

In addition, the “Stock Awards” column also includes the $25,000 fair value of deferred compensation matches in 2024 for each of the CEO/Bank, CFO, Pres/RPG, and CIOO. These deferred compensation matches were previously categorized under the “All Other Compensation” column of this table. As a result of the Pay Versus Performance table and accompanying information regarding outstanding stock awards included in the Company’s proxy statement for fiscal years 2022 and 2023 and in this Proxy Statement for fiscal year 2024, the Company believes this Company match is most appropriately reflected in the Stock Awards column on a go forward basis, with any adjustments to the fair values of such awards at year-end being reflected in the Pay Versus Performance table and accompanying information. All such Company matches presented in this Proxy Statement therefore are reflected in the Stock Awards column. The grant date fair value of the 2024 PSUs, assuming that the highest level of performance is achieved under the applicable performance measures, is $281,535 for the CEO/Bank, $70,333 for the CFO, $70,333 for the Pres/RPG, and $87,950 for the CIOO.

52	Republic Bancorp, Inc.

(2)	The amounts in column (g) reflect incentive compensation earned during the covered year and paid in March 2025 (for the Chair/CEO, CEO/Bank, CFO, and CIOO) or October 2024 (for the Pres/RPG) on the incentive payout date based on the achievement of Company and Bank goals.
(3)	Republic does not provide above-market or preferential earnings on deferred compensation. See the 2024 Nonqualified Deferred Compensation table narrative for information about deferred compensation.
(4)	The NEOs participate in the 401(k) Plan on the same basis as other salaried employees. The NEOs have also historically received limited perquisites. These benefits are provided to the NEOs to enhance their total compensation and provide a package that is competitive with market practices. In addition to customary travel and business expenses, benefits are also provided to the NEOs to support their long-term health and wellness, retirement, and security and protection so as to ensure that they are best able to focus on the success of the Company.

For 2024, the amounts in column (i) include the following:

				Auto Allowance or
				Personal Use of
	401(k) Matching	Life Insurance	Club	Company Owned
	Contributions	Policies	Memberships	Vehicles	Parking	Total
Name	($)	($)	($)	($)	($)	($)
Steven E. Trager (Chair/CEO)	13,800	1,332	21,755	9,600	1,717	48,204
Logan M. Pichel (CEO/Bank)	13,800	1,332	6,000	—	1,717	22,849
Kevin D. Sipes (CFO)	13,800	1,332	—	9,600	1,717	26,449
William R. Nelson (Pres/RPG)	13,800	1,015	—	—	890	15,705
Jeffrey A. Starke (CIOO)	13,800	799	—	—	1,717	16,316

Narrative Discussion of the Summary Compensation Table

The Summary Compensation Table lists the compensation for the NEOs for the fiscal year ended December 31, 2024. The material terms of the pay elements included in the Summary Compensation Table are described above in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2025 PROXY STATEMENT	53

GRANTS OF PLAN BASED AWARDS DURING 2024

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Full Grant
									Number	Number of	or Base	Date
Named									of Shares	Securities	Price of	Fair
Executive			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of Stock	Underlying	Option	Value of
Officer	Grant Date	Grant Type	Equity Incentive Plan Awards			Equity Incentive Plan Awards			or Units	Options	Awards	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven E. Trager (Chair/CEO)	01/01/2024	Annual Incentive	(1)	280,000	400,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/01/2024	Annual Incentive	(1)	350,000	500,000	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	01/16/2024	Stock Option	—	—	—	—	—	—	—	17,937	49.25	172,959
Logan M. Pichel (CEO/Bank)	01/16/2024	Restricted Stock Award	—	—	—	—	—	—	1,903	—	—	93,723
Logan M. Pichel (CEO/Bank)	01/16/2024	Restricted Stock Award	—	—	—	—	—	—	3,830	—	—	188,628
Logan M. Pichel (CEO/Bank)	01/16/2024	Performance Stock Unit	—	—	—	3,830	3,830	3,830	—	—	—	188,628
Kevin D. Sipes (CFO)	01/01/2024	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
Kevin D. Sipes (CFO)	01/16/2024	Restricted Stock Award	—	—	—	—	—	—	476	—	—	23,443
Kevin D. Sipes (CFO)	01/16/2024	Stock Option	—	—	—	—	—	—	—	4,484	49.25	43,237
Kevin D. Sipes (CFO)	01/16/2024	Performance Stock Unit	—	—	—	957	957	957	—	—	—	47,132
William R. Nelson (Pres/RPG)	01/16/2024	Stock Option	—	—	—	—	—	—	—	4,484	49.25	43,237
William R. Nelson (Pres/RPG)	01/16/2024	Restricted Stock Award	—	—	—	—	—	—	476	—	—	23,443
William R. Nelson (Pres/RPG)	01/16/2024	Performance Stock Unit	—	—	—	957	957	957	—	—	—	47,132
William R. Nelson (Pres/RPG)	11/01/2024	Annual Incentive	(1)	225,000	375,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)	01/01/2024	Annual Incentive	(1)	122,500	175,000	—	—	—	—	—	—	—
Jeffrey A. Starke (CIOO)	01/16/2024	Stock Option	—	—	—	—	—	—	—	5,605	49.25	54,047
Jeffrey A. Starke (CIOO)	01/16/2024	Restricted Stock Award	—	—	—	—	—	—	594	—	—	29,255
Jeffrey A. Starke (CIOO)	01/16/2024	Performance Stock Unit	—	—	—	1,196	1,196	1,196	—	—	—	58,903
(1)	Represents target and maximum payout levels for awards granted under the NEO Bonus Incentive Compensation Program for 2024 performance. The performance goals and target payout under the Bonus Incentive Compensation Program for each NEO are described in the “Compensation Discussion and Analysis” section of this proxy statement. The actual amount of incentive compensation earned by each NEO is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the year in which it was earned. Additional information regarding the design of the NEO Bonus Incentive Compensation Program is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

54	Republic Bancorp, Inc.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2024

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan
			Incentive					Plan	Awards:
			Plan			Number		Awards:	Market or
			Awards:			of Shares	Market	Number of	Payout Value
	Number of	Number of	Number of			or Units	Value of	Unearned	of Unearned
	Securities	Securities	Securities			of Stock	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			That	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	Rights That	Rights That
	Options	Options (1)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Named Executive Officer	(#)	(#)	(#)	($)	Date	(#)(2)	($)	(#)	($)
Steven E. Trager (Chair/CEO)	—	—	—	—	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	19,474	—	—	51.39	12/31/2025	10,490	732,936	—	—
	—	21,505	—	42.74	12/31/2026
	—	17,937	—	49.25	01/01/2030
Kevin D. Sipes (CFO)	4,868	—	—	51.39	12/31/2025	476	33,258	—	—
	—	1,500	—	35.92	03/09/2026
	—	5,376	—	42.74	12/31/2026
	—	4,484	—	49.25	01/01/2030
William R. Nelson (Pres/RPG)	4,868	—	—	51.39	12/31/2025	476	33,258	—	—
	—	1,500	—	35.92	03/09/2026
	—	5,376	—	42.74	12/31/2026
	—	4,484	—	49.25	01/01/2030
Jeffery A. Starke (CIOO)	6,085	—	—	51.39	12/31/2025	594	41,503	—	—
	—	6,720	—	42.74	12/31/2026
	—	5,605	—	49.25	01/01/2030
(1)	The options cliff vest on the following dates:
Exercisable Date	Expiration Date
12/31/2024	12/31/2025
03/10/2025	03/09/2026
12/31/2025	12/31/2026
01/01/2027	01/01/2030
(2)

Includes 4,757 restricted shares awarded to CEO/Bank on January 17, 2023 that vest on December 31, 2025. Includes 5,733 restricted shares awarded to CEO/Bank, 476 restricted shares awarded to Pres/RPG and CFO, and 594 restricted shares awarded to CIOO on January 16, 2024 that vest on January 1, 2030.

2025 PROXY STATEMENT	55

OPTION EXERCISES AND STOCK VESTED DURING 2024

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Named Executive Officer	(#)	($)	(#)	($)
Steven E. Trager (Chair/CEO)	—	—	—	—
Logan M. Pichel (CEO/Bank)	107,252	2,319,504	6,506	454,574
Kevin D. Sipes (CFO)	6,500	116,970	2,167	123,103
William R. Nelson (Pres/RPG)	6,500	115,770	2,167	123,103
Jeffrey A. Starke (CIOO)	—	—	3,285	203,999

56	Republic Bancorp, Inc.

NONQUALIFIED DEFERRED COMPENSATION

The Compensation Committee may designate key employees as eligible to participate in the Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Plan”). Amounts deferred in the Deferred Plan are deemed to be invested in Class A Common Stock. Cash dividend equivalents with respect to deferred amounts are converted into stock equivalents on a quarterly basis. Key employee participants may elect to defer up to 50% of their base salary for an initial period of five years from the beginning of the year in which the deferral is made, with the ability to extend the deferral for additional five-year periods. The Company provides a matching program for key employee participants whereby the Company will make a matching contribution equal to up to 100% of the amount of compensation deferred by such participant under the Deferred Plan, subject to an annual dollar cap established annually by the Compensation Committee. The matching amount is subject to forfeiture until it vests on December 31 of the year that is five years from the beginning of the year that the Company match is made, subject to acceleration of vesting upon death, disability, or a change in control.

Effective January 1, 2024, the Board of Directors approved two amendments to the Deferred Plan to (i) add a provision to provide that key employee participant Company matching amounts will vest upon retirement with at least ten (10) years of service and sixty-two (62) years of age (the retirement provision applies only to matching funds after January 1, 2024, does not apply to a termination for cause or voluntary termination for similar employment in the banking industry, and applies only to vesting and does not impact payout dates or deferred or matching amounts), and (ii) amend the Company match vesting period from sixty (60) months to fifty-nine (59) months from the beginning of the year to which such amounts relate (for example, amounts deferred in 2024 and the Company match made with respect to such amounts are deferred until and become payable on December 1, 2028).

The “Nonqualified Deferred Compensation” table below shows the 2024 account activity for each NEO and includes each participating NEO’s contributions, Company matching contributions, earnings, withdrawals, and distributions and the aggregate balance of each NEO’s total deferral account as of December 31, 2024.

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY (1)	in Last FY (2)	in Last FY	Distributions	at Last FYE (3)
Name	($)	($)	($)	($)	($)
Steven E. Trager (Chair/CEO)	—	—	—	—	—
Logan M. Pichel (CEO/Bank)	25,000	25,000	95,088	—	428,501
Kevin D. Sipes (CFO)	25,000	25,000	130,368	—	580,364
William R. Nelson (Pres/RPG)	25,000	25,000	109,300	82,136	428,971
Jeffrey A. Starke (CIOO)	25,000	25,000	27,730	—	138,518
(1)	The amounts in this column are also included in the “Summary Compensation Table.”
(2)	The amounts listed in this column are also included in the “Summary Compensation Table.” None of the amounts listed in column (d) of this table were included in the “Summary Compensation Table.”

2025 PROXY STATEMENT	57

(3)	The aggregate amounts shown in column (f) include the following amounts that were reported as compensation in the “Summary Compensation Table” in Republic’s previous proxy statements:
◾	For the CEO/Bank, a total of $100,000 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $100,000 as life-to-date Company contributions;
◾	For the CFO, a total of $141,286 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $ 141,286 as life-to-date Company contributions;
◾	For the Pres/RPG, a total of $133,500 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $ 133,500 as life-to-date Company contributions; and
◾	For the CIOO, a total of $25,000 was previously reported in the “Summary Compensation Table” as life-to-date executive contributions and $25,000 as life-to-date Company contributions.

58	Republic Bancorp, Inc.

POST-EMPLOYMENT COMPENSATION

The Change in Control Agreements provide the following to each NEO whose employment is terminated after a change in control by the Company other than for cause or by the NEO for good reason, subject to their execution and non-revocation of a release of all claims:

1)	Payment to the NEO of the unpaid balance of the NEO’s full base salary through the date of termination;
2)	Severance equal to two (2) times the NEO’s base salary plus the average bonus paid to the NEO in the prior three (3) years, payable in installments over the twenty-four (24) months following termination and, for the CIOO, twelve (12) months following termination;
3)	Reimbursement, as incurred, for all legal fees and expenses incurred by the NEO resulting from the termination;
4)	Accelerated exercisability of all stock options and stock appreciation rights held by the NEO immediately prior to the termination;
5)	Maintenance in full-force and effect, for the benefit of the NEO for two (2) years following the date of termination, participation in all employee welfare benefit plans of the Company or Bank; and
6)	Assignment to the NEO of any assignable interest in any life insurance policy the Company owns on the NEO’s life.

For purposes of the Change in Control Agreements, “cause” generally means (i) the willful and continued failure by the employee substantially to perform the employee’s duties (other than resulting from disability or temporary incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the employee that specifically identifies the manner in which the employee has not allegedly substantially performed his duties; or (ii) the willful engaging by the employee in gross misconduct materially and demonstrably injurious to the Company.

For purposes of the Change in Control Agreements, “good reason” generally means (i) the failure to elect or to re-elect or to appoint or to re-appoint the employee to his position immediately prior to a change in control, (ii) a material adverse change in the employee’s functions, duties, or responsibilities, (iii) a material reduction in the employee’s base salary as in effect immediately prior to a change in control, or a material reduction in the total compensation and/or benefits package provided to the employee, taken as a whole, (iv) requiring the employee to work from an office that is more than 40 miles from the employee’s current office, except for required travel on business, (v) any purported termination of the employee’s employment not effected pursuant to the notice requirements in the agreement; or (vi) the failure to obtain the assumption of the agreement by any successor.

The benefits under the Change in Control Agreements may be reduced if they would trigger an excise tax under the Code Section 280G, but only if the net after tax value to the executive after such reduction is higher than it would be if the entire amount were paid and the executive paid the related excise taxes.

The Change in Control Agreements also include non-compete, non-solicitation, and confidentiality covenants that apply whether or not a termination triggers severance or a change in control has occurred.

For purposes of the Change in Control Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

At its January 24, 2024 meeting, the Board of Directors approved the Amendment to the CEO/Bank’s Change in Control Agreement. The Amendment provides that if the CEO/Bank terminates his employment with the Bank for Retirement (as defined below), all equity awards granted to CEO/Bank under the 2015 Plan (or its successor), will become fully

2025 PROXY STATEMENT	59

vested upon such Retirement, to the extent not already vested, and any Company match made with respect to CEO/Bank’s deferrals under the Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan will become fully vested upon such Retirement, to the extent not already vested. For purposes of the Change in Control Agreement, a termination of employment for “Retirement” means that the CEO/Bank provides a notice of termination to the Bank resigning his employment with the Bank, while in good standing with the Bank, on or after May 31, 2030 (after approximately ten (10) years of service). The Amendment also reiterates the at-will nature of the CEO/Bank’s employment.

Details of the agreements that trigger post-employment payments, trigger events, and estimated payment amount/values, including the potential spread in value that would be realized on as-yet unvested equity awards or upon accelerated vesting of deferred compensation plan matching contributions, if a change in control had occurred on December 31, 2024, are summarized in the following table.

			Estimated
			Payment
			Amount /
Executive Name	Agreement Which Triggers Payments	Trigger Event	Value ($) (1)

Steven E. Trager (Chair/CEO)	Change in Control Agreement - Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,065,834	(2)

Logan M. Pichel (CEO/Bank)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control or Retirement	$4,130,080	(3)

Kevin D. Sipes (CFO)	Change in Control Agreement – Change in Control Severance Agreement, equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,565,305	(3)

William R. Nelson (Pres/RPG)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,763,047	(3)

Jeffrey A. Starke (CIOO)	Change in Control Agreement – Change in Control Severance Agreement equity grant agreements and deferred compensation match accelerated vesting on Change in Control	Termination of Employment after Change in Control + Equity award and deferred compensation match vesting occurs at Change in Control	$1,017,899	(4)

(1)	Each of these agreements is described in more detail in the section above.
(2)	The estimated values are determined based on the Change in Control Agreement’s terms, and assuming a trigger event for payment occurred on December 31, 2024 and further assumes the value of benefits continuing for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2024. While the Chair/CEO’s Change in Control Agreement allows for the accelerated vesting of stock options, restricted and performance stock upon a change in control, the Chair/CEO had no such unvested awards outstanding as of December 31, 2024. In addition, while each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2024.
(3)	The estimated values are determined based on the Change in Control Agreements’ terms, assumes a trigger event for payment occurred on December 31, 2024 and further assumes (i) the value of benefits continuing

60	Republic Bancorp, Inc.

for up to twenty-four (24) months was assumed to be equal to two (2) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2024 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2024, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction would be expected to apply for this NEO based on the value calculated as of December 31, 2024.
(4)	The estimated values are determined based on the Change in Control Agreement’s terms, assumes a trigger event for payment occurred on December 31, 2024, and further assumes (i) the value of benefits continuing for up to twelve (12) months was assumed to be equal to one (1) times the Bank’s cost of health, dental, life, and long-term disability for the NEO for the fiscal year ending 2024 and (ii) because vesting accelerates on stock options, restricted, and performance stock upon change in control, an amount equal to the closing price for the Company’s stock as of the last trading date in 2024, less any exercise price due to be paid, times each NEO’s total outstanding unvested awards. While each such Change in Control Agreement includes a possible reduction on the total amounts owed based on the parachute limits of the Code Section 280G, no reduction is expected to apply for this NEO based on the value calculated as of December 31, 2024.

2025 PROXY STATEMENT	61

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company provides the following information about the relationship between executive compensation actually paid to the Company’s principal executive officer (“PEO”), who is the Chair/CEO, and non-PEO NEOs by the Company and certain financial performance of the Company. For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Average		Value of Initial Fixed $100 Investment Based On:
			Summary	Average				Company
	Summary		Compensation	Compensation		Peer Group		Gross
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total		Operating
	Table Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Shareholder	Net Income	Profit
	PEO¹	to PEO²	NEOs³	NEOs⁴	Return⁵	Return⁶	(thousands)⁷	(thousands)⁸
Year	($)	($)	($)	($)	($)	($)	($)	($)

2024	907,530	907,530	1,030,800	1,418,478	173.98	132.60	101,371	127,703
2023	736,387	736,387	908,421	1,463,757	133.55	96.65	90,374	113,213
2022	804,352	804,352	1,046,354	530,140	98.86	100.39	91,106	116,845
2021	664,050	664,050	975,474	1,330,208	117.82	126.45	87,611	111,442
2020	641,217	641,217	761,975	717,809	80.82	90.69	83,246	102,633

1 This column represents the amount of total compensation reported for Steven E. Trager, the Chair/CEO, for each corresponding year in the “Total” column of the “Summary Compensation Table” of this Proxy Statement.

2 This column represents the amount of “compensation actually paid” to the Chair/CEO, as computed in accordance with Item 402(v). The amounts do not reflect the actual amount of compensation earned by or paid to the Chair/CEO during the applicable year. In accordance with the requirements of Item 402(v), no adjustments were made to the Chair/CEO’s total compensation for 2024 to determine the compensation actually paid because the Chair/CEO did not hold equity awards at any time during 2024 or participate in a defined benefit or actuarial pension plan.

3 This column represents the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the “Summary Compensation Table” section of our Proxy Statements for the applicable year. The names and titles of each of the NEOs (excluding the Chair/CEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO; (ii) for 2023, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, Jeffrey A. Starke, CIOO; (iii) for 2022, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and, John T. Rippy, Chief Risk Officer; (iv) for 2021, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and Juan M. Montano, the Chief Mortgage Banking Officer (the “CMBO”); and (v) for 2020, Logan M. Pichel, CEO/Bank, Kevin D. Sipes, CFO, William R. Nelson, Pres/RPG, and Juan M. Montano, CMBO.

4 This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the Chair/CEO), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the Chair/CEO) during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total

62	Republic Bancorp, Inc.

compensation for the NEOs as a group (excluding the Chair/CEO) for the Subject Year to determine the compensation actually paid:

Average
		Reported Value	Average
	Average Reported	of Equity Awards	Non-PEO NEO Adjusted
	Summary	from Summary	Value of
	Compensation	Compensation	Equity Awards	Average Compensation
	Table Total for Non-PEO NEOs (a)	Table for Non-PEO NEOs (b)	(c)	Actually Paid to Non-PEO NEOs
Year	($)	($)	($)	($)

2024	1,030,800	(278,442)	666,120	1,418,478
(a)	This column reflects the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Total” column of the Summary Compensation Table in fiscal year 2024. Please refer to the “Summary Compensation Table” section of this Proxy Statement.
(b)	This column represents the average of the total amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Stock Awards” and “Option Awards” columns for fiscal year 2024 in the Summary Compensation Table. Please refer to the “Summary Compensation Table” section of this Proxy Statement for the applicable year.
(c)	This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding the Chair/CEO) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2024.

For 2024, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding the Chair/CEO) to arrive at “compensation actually paid” to each NEO (excluding the Chair/CEO) for fiscal year 2024, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding the Chair/CEO) for 2024. This adjusted amount is determined by subtracting the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the Subject Year and the addition (or subtraction, as applicable) of the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year.

The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date and (y) for PSU awards, the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s

2025 PROXY STATEMENT	63

strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date. The amounts added or subtracted to determine the adjusted average amount for 2024 are as follows:

Average Value of
Dividends or
other
			Average Year				Earnings Paid
			Over Year			Average	on Stock or
			Change	Average		Fair Value	Option Awards
			in Fair Value	Fair Value		at the End	not Otherwise
			of	as of	Change in	of the Prior	Reflected in
			Outstanding	Vesting	Fair Value	Fiscal Year of	Fair Value or
			and	Date of	of Equity	Equity Awards	Total
	Average	Average	Unvested	Equity	Awards	Granted in	Compensation
	Reported Value	Fair Value	Equity	Awards	Granted	Prior Fiscal Year	in the
	of Equity Awards	of Equity	Awards at	Granted	in Prior	that Failed to	Summary	Adjusted
	from Summary	Awards at FYE	FYE Granted	and	Years that	Meet Vesting	Compensation	Average Value of
	Compensation	Granted in	in Prior	Vested in	Vested in	Conditions	Table for the	Equity
	Table	the Year	Years	the Year	the Year	in the Year	Year	Awards
Year	($)	($)	($)	($)	($)	($)	($)	($)

2024	278,442	363,793	178,775	-	112,904	-	10,648	666,120

5 Company total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, 2020-2023, and 2020-2024), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6 This column represents cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, and otherwise computed in accordance with Note 5. The peer group used for this purpose is the KBW NASDAQ Bank Index, a published industry index.

7 This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 This column represents the amount of Company gross operating profit (pre-tax net income) reflected in the Company’s audited financial statements for the applicable year.

64	Republic Bancorp, Inc.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the most important metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company’s business for its shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

PEO
Total Company Gross Operating Profit

CEO/Bank, CFO, and CIOO
Total Company Gross Operating Profit
Return on average assets (ROAA)
Efficiency ratios

Pres/RPG
RPG Gross Operating Profit
ROAA
Efficiency ratios

Analysis of the Information Presented in the Pay versus Performance Table

While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with Item 402(v)) for a particular year. In accordance with Item 402(v), the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table below.

.

Compensation Actually Paid and Cumulative TSR

2025 PROXY STATEMENT	65

Compensation Actually Paid and Net Income*

* As disclosed in the Company’s Report on Form 10-K for the year ended December 31, 2022, filed on March 3, 2023 (the “2022 10-K”), the Company’s net income for 2022 was positively impacted by the $13.2 million after-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

Compensation Actually Paid and Gross Operating Profit**

66	Republic Bancorp, Inc.

** As disclosed in the 2022 10-K, the Company’s gross operating profit for 2022 was positively impacted by the $17.1 million pre-tax settlement, net of associated expenses, of its contract dispute and lawsuit with Green Dot Corporation for Green Dot Corporation’s failure to consummate the purchase of the Bank’s Tax Refund Solutions segment.

Company TSR vs. Peer Group TSR

2025 PROXY STATEMENT	67

2024 PAY RATIO DISCLOSURE

Selection of Determination Date	The Company determined the median employee (“Median Employee”) as of December 31, 2024.

Identification of Median Employee

The Median Employee for 2024 is a full-time associate, participates in the Bank’s 401(k) Plan and the life and disability insurance programs provided by the Bank. The Median Employee’s base compensation is $59,516. All elements of the Median Employee’s 2024 annual total compensation mentioned below totaled $62,787. To identify the Median Employee we compared our associates’ annual total compensation for 2024 derived from the Company’s tax records. We did not exclude any associates from the determination other than our Chair/CEO.

Calculation of Chair/CEO’s Annual Total Compensation

Using Chair/CEO’s income disclosed in the Summary Compensation Table of this Proxy Statement, the Company calculates the Chair/CEO’s total compensation for purposes of the pay ratio to be $907,530. As a result, the ratio of the Chair/CEO’s annual total compensation to that of the Company’s Median Employee is 14 to 1. The Company believes that this ratio is a reasonable estimate calculated in a manner consistent with the pay ratio disclosure requirements.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value and
Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Steven E. Trager (Chair/CEO)	2024	459,326	—	—	—	400,000	—	48,204	907,530
Median Employee*	2024	59,516	750	—	—	—	—	2,521	62,787

*The median of annual total compensation of the Median Employee was determined in accordance with item 402(c)(2)(x).

The Company determined the Median Employee as of December 31, 2024. The Chair/CEO’s total annual compensation is approximately fourteen (14) times larger than the Median Employee’s annual total compensation.

68	Republic Bancorp, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Forvis Mazars, Republic’s independent registered public accounting firm for the fiscal year 2024, to audit the consolidated financial statements for conformity with accounting principles generally accepted in the United States of America. The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee. The Audit Committee charter is available on Republic’s website at www.republicbank.com.

In connection with its review of Republic’s consolidated financial statements for fiscal year 2024, the Audit Committee has:

◾	Reviewed and discussed the audited consolidated financial statements with Republic’s management;
◾	Discussed with Republic’s independent registered public accounting firm those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission;
◾	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and
◾	Approved the audit and non-audit services of the independent registered public accounting firm for 2024.

The Audit Committee has also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee has procedures in place to receive and address complaints regarding accounting, internal controls, or auditing and other Republic issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee:

Mark A Vogt, CPA, Chair

Yoania Cannon

Timothy S. Huval

W. Patrick Mulloy, II

The foregoing report of the Audit Committee shall not be deemed soliciting material or filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act except to the extent Republic specifically incorporates such report by reference therein.

2025 PROXY STATEMENT	69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With respect to transactions involving the Company and its Directors, Executive Officers, and greater than 5% shareholders, the Audit Committee’s charter provides that it will conduct an appropriate review of all related-party transactions for potential conflict of interest situations on an ongoing basis, and the approval by the Audit Committee is required for all such transactions (other than transactions governed by Regulation O of the Board of Governors of the Federal Reserve System, which have received the approval of the Bank Board of Directors as required). In reviewing a related-party transaction, the Audit Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. In addition, the Board of Directors is informed of such related-party transactions.

Leasing Arrangements.

Within the Louisville MSA, the Bank leases space in buildings owned by a limited liability company, MAKBE, LLC, whose managing members are the children and nephews of Steven E. Trager, the Chair/CEO, and limited liability companies whose managing members are Steven E. Trager and MAKBE, LLC. See notes to the table under “Share Ownership.” The buildings include Republic Corporate Center, that serves as both the Company’s main office and administrative headquarters in Louisville, Kentucky and is owned and leased by MAKBE, LLC, a limited liability company beneficially owned by the children and nephews of Steven E. Trager, including Andrew Trager-Kusman who also is a Director of the Bank and Company. During 2024, additional leasing relations included the Bank’s Hurstbourne Parkway banking center that is owned and leased to the Bank by Jaytee – Hurstbourne, LLC; the Bardstown Road banking center that is owned and leased to the Bank by Jaytee – Bardstown, LLC; the Springhurst banking center that is owned and leased to the Bank by Jaytee – Springhurst, LLC; and space at the Republic Plaza location that is owned and leased to the Bank by Jaytee Properties II SPE, LLC. Under certain of these lease arrangements, the Bank was responsible for the fit-up and certain build-out costs associated with the leased premises at those facilities. Altogether, these affiliates currently lease 183,198 square feet to the Bank and the Bank pays $388,609 per month in rent, with lease terms expiring between 2028 and 2034. The aggregate annual amount paid under these affiliate leasing arrangements in 2024 was $4,670,634. In accordance with the Audit Committee charter, each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Right of First Offer Agreement.

On September 19, 2007, Republic entered into a Right of First Offer Agreement (the “Agreement”) with Teebank and the parents of Chair/CEO Steven E. Trager, Bernard M. Trager and Jean S. Trager (collectively, the “Tragers”).

The Agreement does not restrict Teebank’s sale of shares of Republic common stock up until the trigger date (the “Trigger Date”) of the second to die of the Tragers. If Teebank desires to sell to a third party up to 1,000,000 shares of Class A Common Stock in the nine (9) months following the Trigger Date, Teebank must first offer the shares to Republic. Republic then has twenty (20) business days after the notice of a proposed sale to exercise the option, subject to satisfaction of any required regulatory notice requirements and receipt of all required regulatory approvals within sixty (60) days of the option exercise. The option exercise price is the Fair Market Value, as defined in the Agreement, of the shares on the closing date. Teebank is not required to consummate the transaction if the Fair Market Value on the closing date is less than 95% of the Fair Market Value on the date Teebank first gave notice of the proposed sale. Republic can exercise the option only if a majority of Republic’s Independent Directors determine at the time of exercise that the exercise is in Republic’s best interests.

70	Republic Bancorp, Inc.

The Agreement terminates on the first to occur of the following: (i) a Change in Control, as defined in the Agreement, of Republic, (ii) Republic’s duty to file reports required under Section 13(a) or Section 15(d) of the Exchange Act is suspended, or (iii) fourteen (14) months following the Trigger Date. In addition, Teebank may terminate the Agreement following a material change in the anticipated impact of the estate tax laws and regulations upon the Tragers or their estates.

Relationships with Directors.

There are no additional relationships with Republic Directors, Bank Directors, or the Director Nominees not described in this section or the subsection of this Proxy Statement titled “Committees of the Board.”

Indebtedness of Directors, Director Nominees, Executive Officers, and Principal Shareholders.

There is no absolute prohibition on personal loans to Directors, Director Nominees, or Executive Officers of insured depository institutions. However, Regulation O requires that all loans or extensions of credit by the Bank to the Company’s or the Bank’s Executive Officers, Directors, and Director Nominees be made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large. In addition, if required by Regulation O, loans made to Executive Officers, Directors, and Director Nominees must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2024, Directors and Executive Officers of Republic and the Bank and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made in the ordinary course of business, were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loan transactions with other persons not related to the lender, which loans did not involve more than the normal risk of collectability or present other unfavorable features as per Regulation S-K Item 404(a) Instruction 4(c).

Split Dollar Insurance Agreement.

By an agreement dated December 14, 1989, as amended August 8, 1994, the Bank entered into a split-dollar insurance agreement with a trust established by the Company’s deceased former Chairman, Bernard M. Trager, father of Chair/CEO, Steven E. Trager, which by agreement, the trust assigned to MAKBE, LLC, whose managing members are the children and nephews of Steven E. Trager, in 2016. Pursuant to the agreement, from 1989 through 2002, the Bank paid $690,000 in total annual premiums on insurance policies held in the trust. The policies are joint-life policies payable upon the death of Ms. Jean S. Trager, mother of Chair/CEO, Steven E. Trager, as the survivor of her husband Bernard M. Trager. The cash surrender value of the policies was approximately $1.8 million as of December 31, 2024.

Pursuant to the terms of the trust, the Bank paid the premiums for the policies held in the trust. In connection with the assignment of, among other assets of the trust, the indebtedness of the trust to MAKBE, LLC, the beneficiaries of the trust will each receive the proceeds of the policies after the repayment of the $690,000 of indebtedness to the Bank. The aggregate amount of such unreimbursed premiums constitutes indebtedness from MAKBE, LLC to the Bank and is secured by a collateral assignment of the policies. As of December 31, 2024, the net death benefit under the policies was approximately $4.3 million. Upon the termination of the agreement, whether by the death of Ms. Trager or earlier cancellation, the Bank is entitled to be repaid by MAKBE, LLC the amount of indebtedness outstanding at that time. In July 2018, MAKBE, LLC began making quarterly payments in the amount of $25,000 to the Bank toward the liability. As of December 31, 2024, the amount owed by MAKBE, LLC to the Bank is $40,000.

2025 PROXY STATEMENT	71

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires Republic’s Executive Officers, Directors, and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Executive Officers and Directors are required to furnish Republic with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms received or written representations that there were no unreported holdings or transactions, Republic believes that, for the most recent fiscal year, all Executive Officers, Directors, and 10% beneficial owners complied with applicable Section 16(a) filing requirements on a timely basis with the following exceptions: Heather V. Howell filed one late Form 4 on December 31, 2024 to report a stock sale on November 21, 2024; Andrew Trager-Kusman filed one late Form 4 on April 22, 2024 to report shares allocated to him pursuant to the Company’s deferred compensation plan on March 29, 2024; and Alejandro M. Sanchez filed one late Form 4 on July 11, 2024 to report a stock grant that had been awarded to him on May 15, 2024.

72	Republic Bancorp, Inc.

SOLICITATION OF PROXIES

The cost of solicitation of proxies hereby will be borne by Republic. Some of Republic’s Directors and Executive Officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries, and custodians who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

2025 PROXY STATEMENT	73

proposal three: approval of the republic bancorp, inc. 2025 stock incentive plan

Recommendation of Republic’s Board of Directors	The Board of Directors recommends that shareholders vote “FOR” the approval of the 2025 Plan.

On November 20, 2024, the Compensation Committee and the Board approved the 2025 Plan that the Company now submits to its shareholders for approval.  The 2025 Plan is similar to the existing 2015 Plan with certain updates.  The purpose of the 2025 Plan is to (i) extend the 2015 Plan’s effectiveness in attracting, retaining, and motivating key employees, Executive Officers, and Directors of the Company and the Bank who contribute significantly to the Company’s and Bank’s growth and success and (ii) encourage stock ownership in the Company by such individuals providing them with a means to acquire a proprietary interest in the Company. If the 2025 Plan is approved by the Company shareholders and becomes effective, no additional grants will be made under the 2015 Plan.

The 2015 Plan was implemented ten (10) years ago and has since been a valuable tool in aligning the interests of its and the Bank’s associates with those of its shareholders. Certain benefits offered under the 2015 Plan (incentive stock options) cannot be awarded after ten (10) years of the 2015 Plan’s approval by shareholders, unless such awards are made under a new plan.

Key Amendments

The 2025 Plan generally mirrors the 2015 Plan except:

•	The 2025 Plan would extend the ability to award incentive stock options for another ten (10) years.
•	The definition of the “Committee” (who would approve equity compensation awards) would be amended as follows:
◾	The Board would approve awards to Directors;
◾	The Compensation Committee would approve awards to NEOs and Bank associates who are subject to Section 16 of the Exchange Act reporting; and
◾	The Compensation Committee, the Chair of the Board, or Chief Executive Officer of the Company would approve awards for all other Bank associates.
•	The 2025 Plan would remove language related to certain performance-based compensation, which is no longer applicable due to changes in the law since the 2015 Plan became effective.

Shareholder Approval

If a quorum is present, this Proposal 3 will be approved if the votes cast for the 2025 Plan exceed the votes cast against.

74	Republic Bancorp, Inc.

Summary of the 2025 Plan

If approved, the 2025 Plan will not expire or terminate until all of the stock reserved for issuance pursuant to the 2025 Plan has been awarded (unless terminated earlier by the Board). If approved, no additional grants will be made under the 2015 Plan. Outstanding awards under the 2015 Plan will generally continue in effect according to their terms and the shares with respect to outstanding awards under the 2015 Plan will be issued or transferred under the 2025 Plan and accounted for pursuant to the 2025 Plan.

Authorized Stock. Shares of stock that may be issued under the 2025 Plan pursuant to the exercise or grant of awards will be 3,000,000 authorized but unissued or reacquired shares of stock, subject to adjustment as provided in the 2025 Plan, and reduced by any shares reserved from time to time for issuance at distribution of amounts due to be paid in stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan and also reduced by shares issued under 2015 Plan awards that are outstanding on the date the 2025 Plan is approved by shareholders. Any or all of such maximum number of shares may be used for incentive stock options.

Upon approval by the Board, the Company may from time to time acquire shares of stock on the open market upon such terms as it deems appropriate for reserve in connection with the 2025 Plan. Subject to the 2025 Plan, (a) the maximum number of shares that may be subject to options or stock appreciation rights granted to any participant in any calendar year will equal 300,000 shares and include an exercise price equal to the fair market value of the stock as of the grant date, and (b) the maximum number of shares that may be subject to restricted stock, restricted stock units (“RSUs”), performance shares, PSUs and other stock-based awards granted to any participant in any calendar year will equal 150,000 shares. As of February 28, 2025, the closing sale price of a share of our common stock reported on NASDAQ was $67.83.

If any award expires, terminates, is cancelled or lapses without exercise, the stock no longer subject to such award will again be available to be awarded under the 2025 Plan. If previously acquired shares of stock are used to pay the exercise price of an award or to pay withholding taxes due on exercise, the number of shares available for grant of awards under the 2025 Plan will be increased by the number of shares delivered as payment of such exercise price or for such taxes. If (i) shares of stock otherwise issuable under the 2025 Plan are surrendered in payment of the exercise price of an option, or (ii) shares of stock that would be acquired upon exercise, vesting or payment of an award are withheld to pay withholding taxes payable in connection with such award, then the number of shares of stock available for issuance under the 2025 Plan will be reduced by the gross number of shares issued (not simply the net shares issued) and will not again be available for grants under the 2025 Plan. If a stock appreciation right is exercised and settled in stock, the difference between the total number of shares of stock exercised and the net stock delivered will again be available for grant under the 2025 Plan, with the result being that only the number of shares issued upon exercise of a stock appreciation right is counted against the stock available for issuance under the 2025 Plan.

Adjustments in Authorized Shares. In the event of certain transactions, including any merger, reorganization, or consolidation, an appropriate and proportionate adjustment will be made in the number and kind of shares which may be delivered under the 2025 Plan (both in the aggregate or under individual limits), and in the number and kind of or price of shares subject to outstanding awards.

If the Company will at any time merge or consolidate with or into another corporation or association, each participant will thereafter receive, upon the exercise of an option or grant of an award, the securities or property to which a holder of the number of shares of stock then deliverable upon the exercise of such option or grant of such award would have been entitled upon such merger or consolidation, and the Company will take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of the 2025 Plan will thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such option or the grant of such award. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities will be deemed a merger or consolidation for the foregoing purposes.

Administration. The 2025 Plan will be administered by the Committee (as defined in the 2025 Plan). Subject to the provisions of the 2025 Plan, the Committee will have sole power to (i) construe and interpret the 2025 Plan; (ii)

2025 PROXY STATEMENT	75

establish, amend or waive rules for its administration; (iii) determine and accelerate the ability to exercise any option; (iv) correct inconsistencies in the 2025 Plan or in any award agreement, or any other instrument relating to an award; and (v) amend the terms and conditions of any outstanding award, to the extent such terms and conditions are within the discretion of the Committee as provided in the 2025 Plan. The Committee will have the sole authority to approve such grants, subject to certain requirements of the 2025 Plan. Each award under the 2025 Plan will be evidenced by an award agreement. In no event will an option be issued or changed pursuant to the 2025 Plan to allow its net value to be settled in cash rather than in stock, or for an exercise price that is or may become less than the fair market value of the stock on the grant date.

Eligibility. Employees and directors of the Company and its subsidiaries are eligible to receive awards, except that the Committee may grant incentive stock options only to employees. As of February 21, 2025, we had approximately 1,009 employees (including four (4) employee members of our Board), and approximately 11 non-employee members of our Board that would be eligible to participate in the 2025 Plan.

Options, Stock Appreciation Rights. Any option granted to a participant may be made either alone or in conjunction with any other type of award which may be granted under the 2025 Plan. The Committee may grant stock appreciation rights to a participant separately or in tandem with an option or other type of award, subject to certain requirements of the 2025 Plan. An incentive stock option may only be granted within ten years from the date the 2025 Plan is effective (when approved by the Company’s stockholders).

The purchase price per share of stock covered by an option and the base price above which appreciation will be paid upon exercise of stock appreciation right will be determined by the Committee but will not be less than 100% of the fair market value of such stock on the grant date, subject to certain additional restrictions for incentive stock options held by large shareholders. The exercise period will be determined by the Committee, but no incentive stock option and related tandem stock appreciation right will be exercisable later than ten years from the grant date, subject to certain additional restrictions for incentive stock options held by large shareholders. All options that vest based on the passage of time (as opposed to achievement of certain performance) will have a vesting period of at least three years; partial vesting may occur in increments over that period, and the award agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion; certain additional exercisability restrictions exist for incentive stock options held by large shareholders. No option will be transferable by the participant otherwise than by will or by the laws of descent and distribution, and such option will be exercisable, during the participant’s lifetime, only by the participant.

To exercise an option or stock appreciation right, payment in full or in part may be made in any form or manner authorized by the Committee including, but not limited to: (i) cash; (ii) delivery of previously acquired shares; (iii) a cashless exercise; (iv) a net exercise procedure; or (v) any combination of the above forms and methods.

—

When a participant exercises stock appreciation rights, the participant will receive in settlement of such stock appreciation rights an amount equal to the value of the appreciation for the number of stock appreciation rights exercised. The Committee will determine whether the appreciation for a stock appreciation right will be paid in the form of shares of stock, cash, or a combination of the two. For purposes of calculating the number of shares of stock to be received, shares of stock will be valued at their fair market value on the date of exercise of the stock appreciation right. Except as otherwise provided in the award agreement, an employee’s right to exercise an option or stock appreciation right will terminate at the earliest of: (i) at the expiration of six months in the event of termination of employment or service due to death or disability; (ii) three months (12 months in the case of nonqualified stock option or stock appreciation rights) following termination of employment or service if such termination occurs after the happening of a change in control; (iii) immediately upon termination of employment or service in all other cases; or (iv) at the end of the exercise period.

Stock Awards. The Committee may grant shares of stock to employees or directors with or without receipt of any payments therefor by the participant, as additional compensation for services to the Company or its subsidiaries.

The Committee will specify in an award agreement the manner in which a stock award will be transferable, and any other restrictions (including, without limitation, limitations on the right to vote or the right to receive dividends). All stock awards that vest based on the passage of time will have a vesting period of at least three years; partial vesting may occur in increments over that period, and the award agreement may provide for acceleration of vesting in certain

76	Republic Bancorp, Inc.

events, in the Committee’s discretion. Except as provided in an award agreement, the participant will have immediate right of ownership with respect to the shares granted under the stock award, including the right to vote the shares and the right to receive dividends with respect to the shares.

Stock Units. The Committee may grant stock units to a participant upon such terms and conditions as the Committee deems appropriate. Each stock unit will represent the right of the participant to receive a share of Company stock or an amount based on the value of a share of Company stock. Payment with respect to stock units will be made in cash, in Company stock, or in a combination of the two, as determined by the Committee. The Committee will determine in the award agreement under what circumstances a participant may retain stock units after termination of the participant’s employment or service, and the circumstances under which stock units may be forfeited. All stock awards that vest based on the passage of time will have a vesting period of at least three years; partial vesting may occur in increments over that period, and the award agreement may provide for acceleration of vesting in certain events, in the Committee’s discretion and, unless provided to the contrary in the award agreement, will be waived upon a change in control.

The Committee may grant dividend equivalents in connection with stock units, under such terms and conditions as the Committee deems appropriate.

—

Other Stock-Based Awards. The Committee may grant other awards that are based on or measured by stock to participants, on such terms and conditions as the Committee deems appropriate.

Amendments. The Board may terminate, suspend, amend or alter the 2025 Plan, but, except as specifically authorized in the 2025 Plan, no action of the Board or the Committee may: (i) impair or adversely affect the rights of a participant under an award theretofore granted, without the participant’s consent; (ii) extend the exercise period of an option or stock appreciation right beyond the final lapse date stated at grant; (iii) without the approval of the shareholders: (a) increase the total amount of stock which may be delivered under the 2025 Plan; (b) make any grants of awards after any change in the granting corporation or in the definition of stock (as defined in the 2025 Plan); (c) extend the period during which incentive stock options may be granted; or (d) change the employees or classes of employees eligible to receive grants of awards under the 2025 Plan.

Unfunded Status; Assignment; Transfer Restrictions. The 2025 Plan is intended to constitute an “unfunded” plan for incentive compensation, and the 2025 Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974. Subject to the provisions of the 2025 Plan and the award agreement, no award will be assigned, transferred, pledged, or otherwise encumbered by the participant otherwise than by will or by the laws of descent and distribution, and such awards will be exercisable, during the participant’s lifetime, only by the participant. Awards will not be pledged or hypothecated in any way, and will not be subject to any execution, attachment, or similar process. No participant will sell, assign, transfer, or otherwise dispose of any stock acquired under the 2025 Plan except in accordance with the 2025 Plan (including a right of first refusal in favor of the Company that will lapse upon a change in control of the Company).

Change of Control. Unless otherwise provided to the contrary in an award agreement, in the event of a change of control (i) all outstanding options and stock appreciation rights will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, other stock-based awards and dividend equivalents will become fully vested and will be paid at their target values, or in such greater amounts as the Committee may determine. Unless provided otherwise in an award agreement, termination of employment or service following a change in control will not result in immediate lapse of an ability to exercise an option, but rather the participant will have a three-month period after any such termination to do so, for incentive stock options and related stock appreciation rights, and 12 months in the case of all other options or stock appreciation rights, unless the award agreement provides specifically to the contrary or the latest exercise date of the option or stock appreciation right arrives sooner. In the event of a change of control, the Committee may also take one or more of the following actions with respect to any or all outstanding awards: the Committee may (i) require that participants surrender their outstanding options and stock appreciation rights in exchange for economically equivalent payments by the Company, in cash or Company stock as determined by the Committee, (ii) after giving participants an opportunity to exercise their outstanding options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights at such time as the Committee deems appropriate, or (iii) determine that outstanding

2025 PROXY STATEMENT	77

options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding awards that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Not a Shareholder; Clawback. Until the issuance of the share certificate evidencing stock from a stock award or exercised option, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the stock. All grants under the 2025 Plan will be subject to any compensation, clawback, and recoupment policies that may be applicable to the employees of the Company.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state, or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as an incentive stock option under the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.

Nonqualified Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercising a nonqualified stock option generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the shares acquired through the exercise of the nonqualified stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

78	Republic Bancorp, Inc.

Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

RSUs. There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will recognize ordinary income equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

PSUs. A participant generally will recognize no income upon the grant of a performance share or a PSU award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income and interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2025 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonqualified statutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

No awards have been made under the 2025 Plan, and no awards have been granted that are contingent on the approval of the 2025 Plan. Awards under the 2025 Plan would be made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2025 Plan in the future are not determinable at this time.

2025 PROXY STATEMENT	79

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Recommendation of Republic’s Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Forvis Mazars (“FORVIS”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Company is asking its shareholders to ratify the selection of FORVIS as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of FORVIS to the Company’s shareholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Republic and its shareholders.

Representatives from FORVIS are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Change of Independent Registered Public Accounting Firm within the Last Two Fiscal Years

On December 1, 2023 (the “Engagement Date”), the Audit Committee approved the appointment of FORVIS as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to execution of an engagement letter, which became effective on March 14, 2024. As a result of the same process, the Audit Committee approved the dismissal of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm, effective upon completion of Crowe’s audit of the Company’s consolidated financial statements and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which occurred on or around March 14, 2024.

During the Company’s fiscal years ended December 31, 2023 and 2022, and prior to the Engagement Date, Crowe did not provide a report on the Company’s consolidated financial statements that contained an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal years ended December 31, 2023 and 2022, and subsequent interim periods through March 14, 2024, there were no disagreements (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or

80	Republic Bancorp, Inc.

procedure which, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the matter in connection with its report. There were no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K that occurred within fiscal years ended December 31, 2023 and 2022, and subsequent interim periods through March 14, 2024, except for the material weaknesses in the Company’s internal control over financial reporting, as previously reported in Part II, Item 9A, “Controls and Procedures,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024, that the Company did not maintain effective controls over the initial implementation of new products offered through third parties within Republic Processing Group. Specifically, Management identified that a Republic Credit Solutions product’s contractual terms were not sufficiently communicated internally, and the controls were not designed to identify and test all relevant transactional data posting to the Company’s financial statements for the product.

The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Crowe and has authorized Crowe to respond fully to the inquiries of FORVIS concerning such material weaknesses. There are no limitations placed on Crowe or FORVIS concerning the inquiry of any matter related to Republic’s financial reporting.

During fiscal years ended December 31, 2023 and 2022, and prior to the Engagement Date, neither the Company nor anyone acting on its behalf has consulted with FORVIS regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company by FORVIS, or oral advice was provided that FORVIS concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Unless noted below, the following tables set forth the aggregate fees billed and unbilled to the Company for services provided for the fiscal years ended December 31, 2024 and 2023 by the Company’s independent registered public accounting firms, FORVIS (with respect to the fiscal year ended December 31, 2024) and Crowe (with respect to the fiscal year ended December 31, 2023), and their respective affiliates.

FORVIS

	AUDIT FEE TABLE
Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2024	$599,300	$15,500	$190,362	$71,250	$876,412
2023	$—	$—	$235,690	$227,951	$463,641

CROWE

	AUDIT FEE TABLE
Year	Audit Fees		Audit Related Fees	Tax Fees	All Other Fees	Total
2024	$—		$—	$—	$—	$—
2023	$804,600	*	$—	$—	$57,000	$861,600

*Audit fees for 2023 includes $189,000 of fees related to the 2022 audit which were billed after the completion and filing of the Proxy Statement for the April 20, 2023 Annual Meeting of shareholders.

The Audit Committee pre-approved all services provided by FORVIS during fiscal year 2024 and Crowe during fiscal year 2023. Additional details describing the services provided by Crowe and FORVIS in the categories in the above table are as follows:

2025 PROXY STATEMENT	81

Audit Fees

Audit fees include professional services in connection with the audit of the Company’s annual financial statements and its internal control over financial reporting. They also include reviews of the Company’s financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years shown.

Audit Related Fees

Fees for audit related services provided by FORVIS in fiscal year 2024, as disclosed in the above “FORVIS Audit Fee Table,” primarily included assistance with the review of various accounting standards, including $15,500 in audit related fees for accounting and financial statement reporting related to hedging instruments initiated during 2024.

Tax Fees

Fees for tax services primarily include the preparation of the Company’s federal and state income tax returns.

All Other Fees

Fees for all other services provided by Crowe, as disclosed in the above “CROWE Audit Fee Table,” relate to the 2023 401(k) benefit plan audit, and a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit for fiscal year 2023.

Fees for all other services provided by FORVIS, as disclosed in the above “FORVIS Audit Fee Table,” in fiscal year 2023 relate to valuation work for the Company’s acquisition of CBank, quarterly valuation services through September 30, 2023 of the Company’s loan portfolio, quarterly reviews through September 30, 2023 of the Company’s income tax provision, and consulting services FORVIS performed relating to the Bank’s enterprise risk management function. Fees for fiscal year 2024 relate to the 2024 401(k) benefit plan audit, and a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit for fiscal year 2024.

All non-audit services performed by FORVIS under the caption “All Other Fees” above were completed prior to December 1, 2023, the date FORVIS was selected by the Audit Committee to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by the applicable rules promulgated pursuant to the Exchange Act, subject to exceptions described in the Exchange Act, which are approved by the Audit Committee before the completion of the audit. The Audit Committee may delegate authority to the chair of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such chair of the Audit Committee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

Shareholder Approval

If a quorum is present, this Proposal 4 will be approved if the votes cast for the non-binding advisory vote on the ratification of the selection of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 exceed the votes cast against.

82	Republic Bancorp, Inc.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who want to communicate in writing with the Board of Directors, or specified Directors individually, may send proposed communications to Republic’s Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202. The proposed communication will be reviewed by the Audit Committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, and is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate Director(s).

2025 PROXY STATEMENT	83

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as specified in this Proxy Statement. If, however, any other matters should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

84	Republic Bancorp, Inc.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at our 2026 Annual Meeting must be received by our Secretary, in writing, at 601 West Market Street, Louisville, Kentucky 40202 no later than November 14, 2025, which is one hundred and twenty (120) calendar days before March 14, 2026 — the anniversary of the date this Proxy Statement was released to our shareholders in connection with the Annual Meeting. If, however, the date of the 2026 Annual Meeting is more than thirty (30) calendar days earlier or later than April 24, 2026, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at the 2026 Annual Meeting will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act. Such proposals must comply with SEC requirements related to the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, under our Bylaws regarding a proposal submitted outside the process of Exchange Act Rule 14a-8, a shareholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that a nomination for director(s) and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Secretary at our offices at 601 West Market Street, Louisville, Kentucky 40202. We must receive written notice of your intention to introduce a nomination or to propose an item of business at the 2026 Annual Meeting by January 24, 2026, which is ninety (90) calendar days before April 24, 2026 — the one-year anniversary of the preceding year’s Annual Meeting. However, if the date of the 2026 Annual Meeting is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than April 24, 2026, then we must receive such notice no later than the later of (A) the close of business on the ninetieth (90th) day prior to the 2026 Annual Meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. In the case of an election of directors at a special meeting of shareholders, we must receive such notice at 601 West Market Street, Louisville, Kentucky 40202 not less than sixty (60) days before the meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2026, the date that is sixty (60) days prior to the first anniversary of the Annual Meeting, April 24, 2026. This date will change if the 2026 Annual Meeting is thirty (30) calendar days earlier or later than April 24, 2026.

Any such notice must include all of the information required to be in such notice pursuant to our Bylaws and the applicable SEC rules.

2025 PROXY STATEMENT	85

ANNUAL REPORT

The 2024 10-K, with certain exhibits, is enclosed with this Proxy Statement. The 2024 10-K does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of the 2024 10-K, which includes financial statements and financial statement schedules, and is required to be filed with the SEC, may contact Kevin Sipes, Chief Financial Officer, at 601 West Market Street, Louisville, Kentucky 40202.

BY ORDER OF THE BOARD OF DIRECTORS

Steven E. Trager,
Executive Chair and Chief Executive Officer

Louisville, Kentucky
March 14, 2025

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by submitting your proxy in advance of the meeting using one of the methods described earlier in this Proxy Statement under “VOTING.”

86	Republic Bancorp, Inc.

Thanks, as always, for your
continued support.

Republic Bancorp, Inc. Republic Corporate Center 601 West Market Street Louisville, KY 40202 (502) 584-3600 republicbank.com	Investor Relations Mr. Kevin D. Sipes (502) 560-8628 ksipes@republicbank.com	Transfer Agent Computershare Investor Services 150 Royall St Suite 101 Canton, MA 02021 (312) 360-5350

REPUBLIC BANK
It's just easier here.®
RepublicBank.com Member FDIC

VOTE

Your vote matters – here's how to vote!

Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Yoania Cannon	☐	☐	02 - David P. Feaster	☐	☐	03 - Jennifer N. Green	☐	☐
04 - Heather V. Howell	☐	☐	05 - Timothy S. Huval	☐	☐	06 - Ernest W. Marshall, Jr.	☐	☐
07 - W. Patrick Mulloy, II	☐	☐	08 - W. Kennett Oyler, III	☐	☐	09 - Logan M. Pichel	☐	☐
10 - Vidya Ravichandran	☐	☐	11 - Alejandro M. Sanchez	☐	☐	12 - A. Scott Trager	☐	☐
13 - Steven E. Trager	☐	☐	14 - Andrew Trager-Kusman	☐	☐	15 - Mark A. Vogt	☐	☐

1 U P X

043JYC

01 - Yoania Cannon 04 - Heather V. Howell 10 - Vidya Ravichandran 07 - W. Patrick Mulloy, II 13 - Steven E. Trager 02 - David P. Feaster 05 - Timothy S. Huval 11 - Alejandro M. Sanchez 08 - W. Kennett Oyler, III 14 - Andrew Trager-Kusman 03 - Jennifer N. Green 06 - Ernest W. Marshall, Jr. 12 - A. Scott Trager 09 - Logan M. Pichel 15 - Mark A. Vogt 1UPX For Withhold For Withhold For Withhold A Proposals — The Board recommends a vote FOR all Director Nominees in Proposal 1 and FOR Proposals 2-4. 043JYC 2. The non-binding advisory vote on the compensation of our Named Executive Officers. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 3. Approval of the Republic Bancorp, Inc. 2025 Stock Incentive Plan. For Against Abstain 4. Ratification of the appointment of Forvis Mazars as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/RBCAA or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RBCAA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RBCAA Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders – April 24, 2025 W. Patrick Mulloy, II, Kevin D. Sipes, and Christy A. Ames (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Republic Bancorp, Inc. to be held on April 24, 2025 or at any postponement or adjournment thereof (the “Meeting”). Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2-4. For participants in the Republic Bancorp 401(k) Retirement Plan (the “Plan”), the Plan Trustee shall vote the shares for which it has not received voting direction from the Plan participants utilizing the same voting percentages derived from the Plan participants who did direct how their shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. (Items to be voted appear on reverse side) Republic Bancorp, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Meeting. The 2025 Annual Meeting of Shareholders of Republic Bancorp, Inc. will be held on Thursday, April 24, 2025, 10:00 A.M. Eastern Daylight Time, Republic Bank Building, 9600 Brownsboro Road, Louisville, Kentucky 40241